- - --------------------------------------------------------------------------------


                                CREDIT AGREEMENT


                                  $285,000,000


                              CABLEVISION MFR, INC.
                          CABLEVISION OF MONMOUTH, INC.
                         CABLEVISION OF RIVERVIEW, INC.


                         NATIONSBANK OF TEXAS, N.A., AS
                              ADMINISTRATIVE LENDER


                           NATIONSBANK OF TEXAS, N.A.
                              CORESTATES BANK, N.A.
                          NATIONAL WESTMINSTER BANK USA
                            THE TORONTO-DOMINION BANK
                         PNC BANK, NATIONAL ASSOCIATION
                             THE BANK OF NOVA SCOTIA
                      CREDIT LYONNAIS CAYMAN ISLAND BRANCH
                              THE BANK OF NEW YORK

- - --------------------------------------------------------------------------------

                                CREDIT AGREEMENT

                              CABLEVISION MFR, INC.
                          CABLEVISION OF MONMOUTH, INC.
                         CABLEVISION OF RIVERVIEW, INC.

                                TABLE OF CONTENTS
                                                                            PAGE

                                    ARTICLE I

                                   DEFINITIONS

     SECTION 1.01.  Definitions . . . . . . . . . . . . . . . . . . . . . .    1
     SECTION 1.02.  Accounting and Other Terms  . . . . . . . . . . . . . .   20

                                   ARTICLE II

                          AMOUNTS AND TERMS OF ADVANCES

     SECTION 2.01.  Advances Under the Revolving Credit Loans . . . . . . .   21
     SECTION 2.02.  Making Advances . . . . . . . . . . . . . . . . . . . .   21
     SECTION 2.03.  Fees  . . . . . . . . . . . . . . . . . . . . . . . . .   22
     SECTION 2.04.  Reduction of Commitment . . . . . . . . . . . . . . . .   23
     SECTION 2.05.  Repayment of the Revolving Credit Loans . . . . . . . .   25
     SECTION 2.06.  Prepayments and Repayments  . . . . . . . . . . . . . .   26
     SECTION 2.07.  Interest on Advances  . . . . . . . . . . . . . . . . .   28
     SECTION 2.08.  Computations and Manner of Payments . . . . . . . . . .   28
     SECTION 2.09.  Yield Protection; Taxes . . . . . . . . . . . . . . . .   29
     SECTION 2.10.  Calculation of LIBOR Rate . . . . . . . . . . . . . . .   31
     SECTION 2.11.  Quotation of Rates  . . . . . . . . . . . . . . . . . .   31
     SECTION 2.12.  Booking Loans . . . . . . . . . . . . . . . . . . . . .   31
     SECTION 2.13.  Collateral and Collateral Call  . . . . . . . . . . . .   31

                                   ARTICLE III

                            LETTER OF CREDIT FACILITY

     SECTION 3.01.  Letter of Credit Commitment . . . . . . . . . . . . . .   32
     SECTION 3.02.  Application for and Issuance of Letters of Credit . . .   32
     SECTION 3.03.  Commission; Payment of Drafts Drawn Under Letters of
                    Credit; Incorporation of Terms of the Applications  . .   33
     SECTION 3.04.  Failure to Pay Draws on Letters of Credit . . . . . . .   33


                                       (i)

     SECTION 3.05.  Reimbursement Obligation of the Lenders . . . . . . . .   34
     SECTION 3.06.  Sharing of Payments . . . . . . . . . . . . . . . . . .   34
     SECTION 3.07.  Duties of the Administrative Lender . . . . . . . . . .   34
     SECTION 3.08.  Lenders, Generally  . . . . . . . . . . . . . . . . . .   35
     SECTION 3.09.  General Provisions  . . . . . . . . . . . . . . . . . .   35

                                   ARTICLE IV

                              CONDITIONS PRECEDENT

     SECTION 4.01.  Conditions Precedent to the Closing Date  . . . . . . .   35
     SECTION 4.02.  Conditions Precedent to the Initial Advance or the
                    Initial Issuance of Letters of Credit . . . . . . . . .   36
     SECTION 4.03.  Conditions Precedent to All Advances (other than
                    Refinancing Advances) . . . . . . . . . . . . . . . . .   39
     SECTION 4.04.  Conditions Precedent to the Issuance of Each Letter of
                    Credit  . . . . . . . . . . . . . . . . . . . . . . . .   40

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

     SECTION 5.01.  Organization, Qualification and Capitalization  . . . .   41
     SECTION 5.02.  Due Authorization; Validity . . . . . . . . . . . . . .   41
     SECTION 5.03.  Conflicting Agreements and Other Matters  . . . . . . .   42
     SECTION 5.04.  Financial Statements  . . . . . . . . . . . . . . . . .   42
     SECTION 5.05.  Litigation  . . . . . . . . . . . . . . . . . . . . . .   43
     SECTION 5.06.  Compliance With Laws Regulating the Incurrence of Debt    43
     SECTION 5.07.  Authorizations, Title to Properties and Related
                    Matters . . . . . . . . . . . . . . . . . . . . . . . .   43
     SECTION 5.08.  Outstanding Debt  . . . . . . . . . . . . . . . . . . .   44
     SECTION 5.09.  Taxes . . . . . . . . . . . . . . . . . . . . . . . . .   44
     SECTION 5.10.  ERISA . . . . . . . . . . . . . . . . . . . . . . . . .   44
     SECTION 5.11.  Environmental Matters . . . . . . . . . . . . . . . . .   45
     SECTION 5.12.  Disclosure  . . . . . . . . . . . . . . . . . . . . . .   45
     SECTION 5.13.  Certain Agreements  . . . . . . . . . . . . . . . . . .   45
     SECTION 5.14.  Valid Issuance of Securities  . . . . . . . . . . . . .   46
     SECTION 5.15.  Certain Fees  . . . . . . . . . . . . . . . . . . . . .   46
     SECTION 5.16.  Intellectual Property . . . . . . . . . . . . . . . . .   46
     SECTION 5.17.  Application of Representations and Warranties;
                    Survival  . . . . . . . . . . . . . . . . . . . . . . .   46
     SECTION 5.18.  Acquisitions  . . . . . . . . . . . . . . . . . . . . .   46


                                      (ii)

                                   ARTICLE VI

                              AFFIRMATIVE COVENANTS

     SECTION 6.01.  Compliance with Laws  . . . . . . . . . . . . . . . . .   47
     SECTION 6.02.  Insurance . . . . . . . . . . . . . . . . . . . . . . .   48
     SECTION 6.03.  Inspection Rights . . . . . . . . . . . . . . . . . . .   48
     SECTION 6.04.  Records and Books of Account; Changes in GAAP . . . . .   48
     SECTION 6.05.  Reporting Requirements  . . . . . . . . . . . . . . . .   48
     SECTION 6.06.  Use of Proceeds . . . . . . . . . . . . . . . . . . . .   51
     SECTION 6.07.  Maintenance of Existence and Assets . . . . . . . . . .   51
     SECTION 6.08.  Payment of Taxes  . . . . . . . . . . . . . . . . . . .   51
     SECTION 6.09.  Indemnity . . . . . . . . . . . . . . . . . . . . . . .   51
     SECTION 6.10.  Interest Rate Hedging . . . . . . . . . . . . . . . . .   53
     SECTION 6.11.  CMI and CRI . . . . . . . . . . . . . . . . . . . . . .   53
     SECTION 6.12.  Maintenance of Assets . . . . . . . . . . . . . . . . .   53
     SECTION 6.13.  Authorizations and Material Agreements  . . . . . . . .   53
     SECTION 6.14.  Post Closing Collateral Obligations of the Companies  .   53

                                   ARTICLE VII

                               NEGATIVE COVENANTS

     SECTION 7.01.  Financial Covenants . . . . . . . . . . . . . . . . . .   54
     SECTION 7.02.  Debt  . . . . . . . . . . . . . . . . . . . . . . . . .   55
     SECTION 7.03.  Contingent Liabilities  . . . . . . . . . . . . . . . .   55
     SECTION 7.04.  Liens . . . . . . . . . . . . . . . . . . . . . . . . .   55
     SECTION 7.05.  Management Fees . . . . . . . . . . . . . . . . . . . .   56
     SECTION 7.06.  Dispositions of Assets  . . . . . . . . . . . . . . . .   56
     SECTION 7.07.  Restricted Payments and Restricted Purchases  . . . . .   56
     SECTION 7.08.  Merger; Consolidation; Investments  . . . . . . . . . .   56
     SECTION 7.09.  Issuance of Capital Stock; Amendment of Charter or
                    Partnership Agreement . . . . . . . . . . . . . . . . .   56
     SECTION 7.10.  Business  . . . . . . . . . . . . . . . . . . . . . . .   56
     SECTION 7.11.  Transactions with Affiliates  . . . . . . . . . . . . .   56
     SECTION 7.12.  Sale or Discount of Receivables . . . . . . . . . . . .   57
     SECTION 7.13.  Non-Compete Agreements  . . . . . . . . . . . . . . . .   57
     SECTION 7.14.  Sale and Leaseback  . . . . . . . . . . . . . . . . . .   57
     SECTION 7.15.  Fiscal Year . . . . . . . . . . . . . . . . . . . . . .   57
     SECTION 7.16.  Amendments and Waivers  . . . . . . . . . . . . . . . .   57
     SECTION 7.17.  Employee Stock Incentive Program  . . . . . . . . . . .   58


                                      (iii)

                                  ARTICLE VIII

                                EVENTS OF DEFAULT

     SECTION 8.01.  Events of Default . . . . . . . . . . . . . . . . . . .   58
     SECTION 8.02.  Remedies Upon Default . . . . . . . . . . . . . . . . .   63
     SECTION 8.03.  Cumulative Rights . . . . . . . . . . . . . . . . . . .   64
     SECTION 8.04.  Waivers . . . . . . . . . . . . . . . . . . . . . . . .   64
     SECTION 8.05.  Control . . . . . . . . . . . . . . . . . . . . . . . .   64

                                   ARTICLE IX

                            THE ADMINISTRATIVE LENDER

     SECTION 9.01.  Authorization and Action  . . . . . . . . . . . . . . .   65
     SECTION 9.02.  Administrative Lender's Reliance, Etc.  . . . . . . . .   65
     SECTION 9.03.  NationsBank of Texas, N.A. and Affiliates . . . . . . .   66
     SECTION 9.04.  Lender Credit Decision  . . . . . . . . . . . . . . . .   66
     SECTION 9.05.  Indemnification by Lenders  . . . . . . . . . . . . . .   66
     SECTION 9.06.  Successor Administrative Lender . . . . . . . . . . . .   67

                                    ARTICLE X

                                  MISCELLANEOUS

     SECTION 10.01. Amendments and Waivers  . . . . . . . . . . . . . . . .   67
     SECTION 10.02. Notices . . . . . . . . . . . . . . . . . . . . . . . .   68
     SECTION 10.03. Parties in Interest . . . . . . . . . . . . . . . . . .   69
     SECTION 10.04. Assignments and Participations  . . . . . . . . . . . .   69
     SECTION 10.05. Sharing of Payments . . . . . . . . . . . . . . . . . .   70
     SECTION 10.06. Costs, Expenses, and Taxes  . . . . . . . . . . . . . .   71
     SECTION 10.07. Rate Provision  . . . . . . . . . . . . . . . . . . . .   71
     SECTION 10.08. Severability  . . . . . . . . . . . . . . . . . . . . .   72
     SECTION 10.09. Exceptions to Covenants . . . . . . . . . . . . . . . .   72
     SECTION 10.10. Counterparts  . . . . . . . . . . . . . . . . . . . . .   72
     SECTION 10.11. GOVERNING LAW . . . . . . . . . . . . . . . . . . . . .   72
     SECTION 10.12. ENTIRE AGREEMENT  . . . . . . . . . . . . . . . . . . .   73
     SECTION 10.13. WAIVER OF JURY TRIAL  . . . . . . . . . . . . . . . . .   73
     SECTION 10.14. Joint and Several Obligations . . . . . . . . . . . . .   73
     SECTION 10.15. Dissemination of Information  . . . . . . . . . . . . .   73
     SECTION 10.16. Taxes . . . . . . . . . . . . . . . . . . . . . . . . .   74
     SECTION 10.17. Release of CMFRI  . . . . . . . . . . . . . . . . . . .   75
     SECTION 10.18. Termination . . . . . . . . . . . . . . . . . . . . . .   75


                                      (iv)

                                  $285,000,000

                              CABLEVISION MFR, INC.
                          CABLEVISION OF MONMOUTH, INC.
                         CABLEVISION OF RIVERVIEW, INC.


                                CREDIT AGREEMENT

     THIS CREDIT AGREEMENT is dated as of June 15, 1994, and is among CABLEVISION MFR, INC., a Delaware corporation ("CMFRI"), CABLEVISION OF MONMOUTH, INC., a Delaware corporation ("CMI") and CABLEVISION OF RIVERVIEW, INC., a Delaware corporation ("CRI"), the Lenders from time to time party hereto or to an Assignment and Acceptance, and NATIONSBANK OF TEXAS, N.A., a national banking association, individually and as the Administrative Lender.

                                   WITNESSETH:

     WHEREAS, the Companies have requested a reducing revolving loan in the maximum aggregate amount outstanding of $285,000,000 (of which $3,000,000 may be used for Letters of Credit) from the Lenders, the proceeds of which will be used in accordance with the terms of this Agreement, and the Lenders have agreed to make such loans pursuant to the terms and conditions of this Agreement;

     NOW, THEREFORE, for valuable consideration hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     SECTION 1.01. DEFINITIONS. As used in this Agreement, the following terms have the respective meanings indicated below (such meanings to be applicable equally to both the singular and plural forms of such terms):

     "ACQUISITIONS" means those certain acquisitions by CMFRI of the assets of Riverview Cablevision Associates, L.P. and Monmouth Cablevision Associates pursuant to the Acquisition Agreements.

     "ACQUISITION AGREEMENTS" means that certain Asset Purchase Agreement, dated as of October 26, 1993, between Riverview Cablevision Associates, L.P. and CMFRI, and that certain Asset Purchase Agreement, dated as of October 26, 1993, between Monmouth Cablevision Associates and CMFRI, as each such agreement may be amended as permitted pursuant to Section 7.16 hereof.

     "ADMINISTRATIVE LENDER" means NationsBank of Texas, N.A., a national banking association, in its capacity as the Administrative Lender hereunder, or any successor Administrative Lender appointed pursuant to Section 9.06 hereof.

     "ADVANCE" means an advance made by a Lender to any Company pursuant to
Section 2.01 or Section 3.03 hereof.

     "AFFILIATE" of any Person means (i) any director (or Person holding the equivalent position) or officer (or Person holding the equivalent position) of such Person or of any Affiliate of such Person, (ii) any other Person which, directly or indirectly through one or more intermediaries, controls or is controlled by or under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any Plan), including, without limitation, if such other Person possesses, directly or indirectly, power to vote 10% or more of the securities having ordinary voting power, or if not having ordinary voting power, having at the time voting power, for the election of directors of such Person or to direct or cause the direction of management and policies of such Person whether by contract or otherwise, including any general partner and (iii) any other Person who is a member of the immediate family of such Person or is the executor, administrator or other personal representative of such Person.

     "AGGREGATE ADVANCE" means, collectively, each set of Advances made by the Lenders on the same date made under the Revolving Credit Loans, bearing interest at the same rate, and, with respect to LIBOR Advances, having the same Interest Period.

     "AGREEMENT" means this Credit Agreement, as hereafter amended, modified, or supplemented in accordance with its terms.

     "ANNUALIZED OPERATING CASH FLOW" means, as of any date of determination, the product of (a) Operating Cash Flow for the Companies' most recently ended three month period for which cash flow statements have been delivered to the Administrative Lender times (b) four.

     "APPLICABLE ENVIRONMENTAL LAWS" means any and all applicable federal, state, local and foreign laws, rules or regulations, and any orders or decrees, in each case as now or hereafter in effect, relating to the regulation or protection of human health, safety or the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes into the environment, including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes.

     "APPLICABLE LAW" means in respect of any Person, all provisions of constitutions, statutes, rules, regulations and orders of governmental bodies or regulatory agencies applicable to such Person, and all orders and decrees of all courts and arbitrators in proceedings or actions to which the Person in question is a party, including, without limitation, Applicable Environmental Laws.

     "APPLICABLE MARGIN" means (a) with respect to Base Rate Advances, 7/8ths of 1% per annum and (b) with respect to LIBOR Advances, 1 and 7/8% per annum. Notwithstanding the foregoing, effective upon receipt by the Administrative Lender from the Companies of a Compliance Certificate delivered to the Lenders pursuant to Section 6.05(e) hereof and demonstrating a change in the Leverage Ratio to an amount so that another Applicable Margin should be applied pursuant to the table set forth below, the Applicable Margin for each type of Advance shall mean the respective amount set forth below opposite such relevant Leverage Ratio in Columns A and B below, until receipt by the Administrative Lender from the Companies of a Compliance Certificate, demonstrating a change in the Leverage Ratio to an amount so that another Applicable Margin shall be applied; provided that if the Leverage Ratio shall at any time exceed or equal 6.00 to 1.00, the Applicable Margin shall again be the respective amounts first set forth in this definition; provided, further, that in order to obtain an adjustment to a lower Applicable Margin the Companies must request such adjustment in writing; and provided further, that if any Company fails to deliver any financial statements to the Administrative Lender within any required time period set forth in Section 6.05(a), (b) or (c) hereof, the Applicable Margin shall be adjusted retroactively, effective on the latest date such financial statements should have been received to remain in compliance with such Section.

                                      COLUMN A          COLUMN B
LEVERAGE RATIO                        BASE RATE         LIBOR
- - --------------                        ---------         -----

  Greater than or equal
  to 6.00 to 1.00                     7/8 of 1%         1 and 7/8%

  Greater than or equal
  to 5.50 to 1.00 but less than
  6.00 to 1.00                        5/8 of 1%         1 and 5/8%

  Greater than or equal to
  5.00 to 1.00 but less
  than 5.50 to 1.00                   1/2 of 1%         1 and 1/2%

  Greater than or equal to
  4.50 to 1.00 but less
  than 5.00 to 1.00                   1/2 of 1%         1 and 1/4%

  Greater than or equal to
  4.00 to 1.00 but less than
  4.50 to 1.00                               0%                 1%

  Less than 4.00 to 1.00                     0%          3/4 of 1%

     "APPLICATION" shall mean any Application and Agreement for Letter of Credit delivered to the Administrative Lender by the Notification Agent on behalf of any Company pursuant to Article III and substantially in the form attached hereto as EXHIBIT C.

     "ASSIGNMENT AND ACCEPTANCE" means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Lender and each of the Companies, as applicable, in substantially the form attached hereto as EXHIBIT A.

     "ASSIGNOR" has the meaning ascribed thereto in Section 10.04(a) hereof.

     "AUDITOR" means KPMG Peat Marwick or other independent certified public accountants selected by the Companies and reasonably acceptable to the Administrative Lender.

     "AUTHORIZATIONS" means all filings, recordings and registrations with, and all validations or exemptions, approvals, orders, authorizations, consents, Licenses, certificates and permits from, the FCC, applicable public utilities and other federal, state and local regulatory or governmental bodies and authorities or any subdivision thereof, including, without limitation, CATV Franchises.

     "AUTHORIZED OFFICER" means the Chief Executive Officer, Vice Chairman, Senior Vice President-Finance and Treasurer of each Company, and any other officer authorized by the Companies from time to time and of which the Administrative Lender has been notified in writing.

     "BASE RATE" means a fluctuating rate per annum as shall be in effect from time to time equal to the lesser of (a) the Applicable Margin plus the higher of
(i) the rate of interest as then in effect announced publicly by NationsBank of Texas, N.A. in Dallas, Texas from time to time as its U.S. dollar prime commercial lending rate (which rate may or may not be the lowest rate of interest charged by NationsBank of Texas, N.A. from time to time) and (ii) the sum of the Federal Funds Rate plus .50%, or (b) the Highest Lawful Rate. The Base Rate shall be adjusted automatically as of the opening of business on the effective date of each change in the prime rate to account for such change.

     "BASE RATE ADVANCE" means an Advance bearing interest at the Base Rate.

     "BUSINESS DAY" means a day of the year on which banks are not required or authorized to close in Dallas, Texas or New York, New York, and, if the applicable Business Day relates to a LIBOR Advance, on which dealings are carried on in the London Interbank Market.

     "CAPITAL EXPENDITURES" means expenditures that are required to be capitalized for financial reporting purposes in accordance with GAAP, and in any event shall include the aggregate amount of items leased or acquired under Capital Leases at the cost of the item, and the acquisition of realty, tools, equipment, and fixed assets, and any deferred costs associated with any of the foregoing (excluding deferred lease payments under Capital Leases).

     "CAPITALIZED LEASE OBLIGATIONS" means, with respect to the Companies and the Subsidiaries, the amount of the obligations of the Companies and the Subsidiaries under Capital Leases which would be shown as a liability on a balance sheet of the Companies prepared in accordance with GAAP.

     "CAPITAL LEASES" means capital leases and subleases, as defined in the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 13, dated November 1976, as amended.

     "CAPITAL STOCK" means, as to any Person, the equity interests in such Person, including, without limitation, the shares of each class of capital stock of any Person that is a corporation and each class of partnership interests (including without limitation, general, limited and preference units) in any Person that is a partnership.

     "CASH EQUIVALENTS" means investments (directly or through a money market fund) in (a) certificates of deposit, repurchase agreements, and other interest bearing deposits or accounts with United States commercial banks having a combined capital and surplus of at least $100,000,000, or with insurance companies whose debt obligations have one of the two highest ratings obtainable from Standard & Poor's Corporation or Moody's Investors Services, Inc., which certificates, repurchase agreements, deposits, and accounts mature within one year from the date of investment, (b) obligations issued or unconditionally guaranteed by the United States government, or issued by an agency thereof and backed by the full faith and credit of the United States government, which obligations mature within one year from the date of investment, (c) direct obligations issued by any state or political subdivision of the United States, which mature within one year from the date of investment and have the two highest rating obtainable from Standard & Poor's Corporation or Moody's Investors Services, Inc. on the date of investment, and (d) commercial paper which has one of the two highest ratings obtainable from Standard & Poor's Corporation or Moody's Investors Services, Inc.

     "CATV FRANCHISE" means, collectively, with respect to the Companies and the Subsidiaries (a) any franchise, license, permit, or easement granted by any political jurisdiction or unit or other local, state or federal franchising authority pursuant to which a Person has the right to operate a CATV System, including without limitation, FCC Licenses, (b) any Pole Agreement, and (c) any legislation, regulation, bill, ordinance, agreement or other instrument or document issued by a franchising authority setting forth all or any part of the terms of any FCC License or franchise, license, permit, or easement described in clause (a) of this definition.

     "CATV SYSTEM" means any cable distribution system owned or acquired by any Company or any Subsidiary which receives or when operational, will receive, audio, video, digital or other broadcast signals or information by cable, optical, antennae, microwave or satellite transmission and which amplifies and transmits such signals to persons who pay to receive such signals.

     "CLOSING DATE" means the date hereof.

     "CMFRI" has the meaning ascribed to such term in the Preamble of this Agreement.

     "CMI" has the meaning ascribed to such term in the Preamble of this Agreement.

     "CODE" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

     "COLLATERAL" has the meaning ascribed thereto in Section 2.13 hereof.

     "COMMITMENT" means $285,000,000, as reduced from time to time pursuant to
Section 2.04 hereof.

     "COMPANIES" means, subject to the terms of Section 10.17 hereof, CMFRI, CMI and CRI.

     "COMPLIANCE CERTIFICATE" means a certificate of an Authorized Officer, substantially in the form of EXHIBIT D hereto and acceptable to the Administrative Lender and the Lenders (a) certifying that no Default or Event of Default has occurred and (b) setting forth detailed calculations with respect to compliance by the Companies with the Leverage Ratio as it affects the Applicable Margin and each of the covenants described in Section 7.01 hereof.

     "CONTROL" or "CONTROLLED BY" or "UNDER COMMON CONTROL" shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of voting securities, by contract or otherwise); provided, however, that in any event any Person which beneficially owns, directly or indirectly, 10% or more (in number of votes) of the securities having ordinary voting power for the election of directors of a corporation shall be conclusively presumed to control such corporation.

     "CONTROLLED GROUP" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with any Company or any Subsidiary, are treated as a single employer under Section 414(b) or 414(c) of the Code.

     "CRI" has the meaning ascribed to such term in the Preamble of this Agreement.

     "CSC" means Cablevision Systems Corporation, a Delaware corporation.

     "DEBT" means, as to any Person, Capitalized Lease Obligations of such Person and other Indebtedness for borrowed money (whether by loan or the issuance and sale of debt securities) or for the deferred purchase or acquisition price of property or services other than accounts payable incurred in the ordinary course of business of such Person (except those accounts payable relating to borrowed money); provided that, without limiting the generality of the foregoing and without duplication, "Debt" shall in each case when applicable to any Company include (a) all obligations of each such Company under Interest Hedge Agreements or other interest rate swap, cap or hedge agreements, (b) the Reimbursement Obligations and all contingent obligations under each Letter of Credit, (c) all Indebtedness that has been Guaranteed by such Company, and (d) all Indebtedness secured by any Lien on any Property, regardless of whether such secured liability is with or without recourse, except any such Indebtedness secured by Liens that are permitted by subsections (b) and (e) of the definition of "Permitted Liens" in
Article I of this Agreement.

     "DEBTOR RELIEF LAWS" means any applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, insolvency, reorganization or similar debtor relief Laws affecting the rights of creditors generally from time to time in effect.

     "DEFAULT" means any event specified in Section 8.01 hereof, whether or not any requirement in connection with such event for the giving of notice, lapse of time, or happening of any further condition has been satisfied.

     "DIVIDEND" means, as to any Person, (a) any declaration or payment of any dividend or distribution (other than a stock dividend) on, or the making of any pro rata distribution, loan, advance, or investment to or in any holder (in its capacity as a shareholder) of, any partnership interests or any shares of Capital Stock of such Person, or (b) any purchase, redemption, or other acquisition or retirement for value of any partnership interests or any shares of Capital Stock of such Person.

     "DOLAN FAMILY INTERESTS" means Charles F. Dolan, his spouse, his descendants, or any spouse of any such descendant, and trusts for the benefit of, INTER ALIA, him, his spouse, his descendants, or any spouse of any such descendants, and any estate, testamentary trust, or executor, administrator, conservator or legal or personal representative of any of the foregoing.

     "DOLLAR" or "$", means the lawful currency of the United States of America.

     "EFFECTIVE DATE" shall mean the date of the Initial Advance.

     "ELIGIBLE ASSIGNEE" means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having total assets in excess of $1,000,000,000; (b) a savings and loan association or savings bank organized under the laws of the United States, or any state thereof, having total assets in excess of $500,000,000, and not in receivership or conservatorship; (c) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, and having total assets in excess of $1,000,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is described in this clause; and (d) the central bank of any country which is a member of the Organization for Economic Cooperation and Development.

     "EQUIVALENT BILLING UNIT SUBSCRIBER" means a number equal to the quotient of (i) the aggregate monthly billings for broadcast basic and standard cable service to bulk commercial accounts, such as hotels, motels, hospitals, apartment houses, military bases and similar multiple dwellings which are billed on a bulk basis (plus billings for satellite service, which are directly billed to persons residing in any such buildings) divided by (ii) the regular basic monthly subscription rate charged to primary subscribers for standard cable service for the System.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rulings and regulations issued thereunder, as from time to time in effect.

     "ERISA AFFILIATE" means any Person that for purposes of Title IV of ERISA is a member of the controlled group of any Company or any of the Subsidiaries, or is under common control with any Company or any of the Subsidiaries, within the meaning of Section 414(c) of the Code.

     "ERISA EVENT" means (a) a reportable event, within the meaning of Section 4043 of ERISA, unless the 30-day notice requirement with respect thereto has been waived by the PBGC, (b) the provision by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA) which would constitute a termination under Section 4041(c) of ERISA, (c) the cessation of operations at a facility in the circumstances described in Section 4062(c) of ERISA, (d) the withdrawal by any Company, any Subsidiary, or an ERISA Affiliate from a Multiple Employer Plan during a Plan year for which it was a substantial employer, as defined in
Section 4001(a)(2) of ERISA, (e) the failure by any Company, any Subsidiary, or any ERISA Affiliate to make a payment to a Plan required under Section 302 of ERISA, (f) the adoption of an amendment to a Plan requiring the provision of security to such Plan, pursuant to Section 307 of ERISA, or (g) the institution by the PBGC of proceedings to terminate a Plan, pursuant to Section 4042 of ERISA, or the occurrence of any event or condition that constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, a Plan.

     "EVENT OF DEFAULT" means any of the events specified in Section 8.01 of this Agreement, provided there has been satisfied any requirement in connection therewith for the giving of notice, lapse of time, or happening of any further condition or any combination thereof.

     "FCC" means the Federal Communications Commission and any successor thereto.

     "FCC LICENSE" means any community antenna relay service, broadcast auxiliary license, earth station, business radio, microwave or special safety radio service license issued by the FCC pursuant to the Communications Act of 1934.

     "FEDERAL FUNDS RATE" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank as quoted by the computerized services of Dow Jones Telerate, Incorporated, or, if such rate is not so quoted for any day which is a Business Day, the average of the quotations for such date on such transactions received by the Administrative Lender from three federal funds brokers of recognized standing selected by it.

     "FEE LETTERS" means those certain letter agreements addressed to the Companies and acknowledged and agreed to by the Companies, dated the Closing Date, describing certain fees payable to the Administrative Lender and/or the Lenders in connection with this Agreement and the credit facility, as such letter agreements may be amended, modified, substituted or replaced with the consent of the Companies and the Administrative Lender and/or the Lenders, as appropriate.

     "GAAP" means generally accepted accounting principles, as of December 31, 1993, applied on a consistent basis. Application on a consistent basis shall mean that the accounting principles observed in a current period are comparable in all material respects to those applied in a preceding period.

     "GUARANTY" or "GUARANTIES" means, with respect to the CMFRI, the Companies, or the Subsidiaries, without duplication, any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or obligation of any other Person in any manner, whether directly or indirectly, and any agreement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes liable upon, the obligation of any other Person, or agrees to maintain the Solvency, net worth, equity or working capital or other financial condition or ratio of any other Person, or otherwise assures any creditor or such other Person against loss, including, without limitation, any agreement which assures any creditor or such other Person payment or performance of any obligation, or any take-or-pay contract and shall include without limitation, the contingent liability of such Person in connection with any application for a letter of credit (without duplication of any amount already included in Debt).

     "HAZARDOUS MATERIAL" means, collectively, (a) any petroleum or petroleum products, flammable explosives, radioactive materials, asbestos in any form that is or could become friable, insulation, transformers or other equipment that in each case contains dielectric fluid containing polychlorinated biphenyls, (b) any chemicals or other material or substances which are defined as or included in the definition of "hazardous substances", "hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", "contaminants", "pollutants" or words of similar import under any Applicable Environmental Law and (c) any other chemical or other material or substance, exposure to which is prohibited, limited or regulated under any Applicable Environmental Law.

     "HIGHEST LAWFUL RATE" means at the particular time in question the maximum rate of interest which, under Applicable Law, any Lender is then permitted to charge on the Obligation. If the maximum rate of interest which, under Applicable Law, any Lender is permitted to charge on the Obligation shall change after the date hereof, the Highest Lawful Rate shall be automatically increased or decreased, as the case may be, from time to time as of the effective time of each change in the Highest Lawful Rate without notice to any Company or the Notification Agent.

     "INCREASED COST" has the meaning set forth in Section 2.09(b) hereof.

     "INDEBTEDNESS" means all obligations, contingent or otherwise, which in accordance with GAAP should be classified on the balance sheet as liabilities, and in any event including without limitation, all Debt and (a) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade payables), and (b) all reimbursement obligations relating to letters of credit.

     "INDEMNITEES" has the meaning ascribed thereto in Section 6.09 hereof.

     "INITIAL ADVANCE" means the initial Advance made in accordance with the terms hereof.

     "INSUFFICIENCY" means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities within the meaning of Section 4001(a)(18) of ERISA.

     "INTERCOMPANY NOTES" means those certain promissory notes among the Companies set forth on SCHEDULE 1.01 hereto and any other promissory notes executed among the Companies and the Subsidiaries from time to time.

     "INTEREST HEDGE AGREEMENTS" shall mean any interest rate swap agreements, interest cap agreements, interest rate collar agreements, or any similar agreements or arrangements, or foreign currency hedge, exchange or similar agreements, on terms and conditions, and pursuant to documentation acceptable to Administrative Lender (provided that any market rate interest rate swaps entered into pursuant to documentation prescribed by the most current edition of the Code of Standard Wording, Assumptions and Provisions for Swaps, promulgated by the International Swap Dealers Association, Inc., shall be deemed to be acceptable for all purposes), as such agreements or arrangements may be modified, supplemented, and in effect from time to time.

     "INTEREST PERIOD" means, with respect to any LIBOR Advance, the period beginning on the date the Advance is made or continued as a LIBOR Advance, and ending at the election of the Notification Agent, one, two, three or six months thereafter, or if each Lender determines that it is available in their discretion, the period beginning on the date the Advance is made or continued as a LIBOR Advance, and ending one year thereafter.

     "INVESTMENT" means any acquisition of all or substantially all of the assets of any Person, or any direct or indirect purchase or other acquisition of, or a beneficial interest in, Capital Stock, partnership interests or other securities of any other Person, or any direct or indirect loan, advance (other than advances to employees for moving and travel expenses, drawing accounts, and similar expenditures in the ordinary course of business), or capital contribution to or investment in any other Person, including without limitation the incurrence or sufferance of Debt or accounts receivable of any other Person that are not current assets or do not arise from sales to that other Person in the ordinary course of business.

     "LAW" means any statute, law, ordinance, regulation, rule, order, writ, injunction, or decree of any Tribunal.

     "LENDERS" means the Lenders listed on the signature pages hereof, and each Eligible Assignee that hereafter becomes a party hereto pursuant to Section
10.04 hereof, for so long as such Lender is owed any portion of the Obligation.

     "LETTERS OF CREDIT" means those letters of credit of NationsBank set forth on SCHEDULE 1.02 hereto, and those Letters of Credit issued by the Administrative Lender from time to time in accordance with the terms and provisions of Article III hereof, as each may be amended, modified, renewed, extended, replaced or substituted by any Lender.

     "LETTER OF CREDIT COMMITMENT" means, on any date, an amount equal to the lesser of the Unused Commitment or $3,000,000.

     "LEVERAGE RATIO" means, as of any date of determination, the ratio of (a) the difference between (i) Debt of the Companies and their Subsidiaries minus
(ii) Indebtedness of the Companies and their Subsidiaries incurred solely in respect of Interest Hedge Agreements, to (b) Annualized Operating Cash Flow.

     "LIBOR ADVANCE" means an Advance bearing interest at the LIBOR Rate.

     "LIBOR BASE RATE" means a per annum rate equal to the average (as determined by the Administrative Lender) of the rates per annum (rounded upwards, if necessary, to the nearest 1/16th of 1%) determined by the respective Reference Lenders at approximately 11:00 a.m., London time (or as soon thereafter as practicable) on the day two Business Days prior to the first day of the Interest Period for any such Advance to be the rate quoted to the Reference Lenders by at least two internationally recognized money market brokers selected by the Reference Lenders for the offering to the Reference Lenders in the London Interbank Market of Dollar deposits in an amount which most closely approximates the principal amount of such Advance, and having a term commonly found among such deposits which most closely approximates the term of such Advance, such rate to be notified by the Reference Lenders to the Administrative Lender; provided that, if any Reference Lender is not participating in any LIBOR Advance for any reason, the LIBOR Base Rate for such Advance for the Interest Period shall be determined by reference to the amount of the Advance which such Reference Lender would have made had it been participating in such Advance.

     "LIBOR RATE" means, for any LIBOR Advance for any Interest Period therefor, a rate per annum (rounded upwards, if necessary, to the nearest 100 of 1%) equal to the sum of (a) the Applicable Margin plus (b) the rate determined by the Administrative Lender pursuant to the following formula :

                                 LIBOR Base Rate
                         -------------------------------
                         100% - LIBOR Reserve Percentage

     "LIBOR RESERVE PERCENTAGE" means the maximum reserve requirement including any supplemental and emergency reserves (expressed as a percentage) to which the Lenders are actually subject in respect of "eurocurrency liabilities" under Regulation D of the Board of Governors of the Federal Reserve System, or any substituted or amended reserve requirement to which the Lenders are actually subject.

     "LICENSE" means, as to any Person, any license, permit, certificate of need, authorization, certification, accreditation, franchise, approval, or grant of rights by any Tribunal or third person necessary or appropriate for such Person to own, maintain, or operate its business or Property, including FCC Licenses.

     "LIEN" means any mortgage, pledge, security interest, encumbrance, lien, or charge of any kind, including without limitation any agreement to give or not to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement or other similar form of public notice under the Laws of any jurisdiction (except for the filing of a financing statement or notice in connection with an operating lease).

     "LITIGATION" means any proceeding, claim, lawsuit, arbitration, and/or investigation conducted or threatened by or before any Tribunal, including without limitation proceedings, claims, lawsuits, and/or investigations under or pursuant to any environmental, occupational, safety and health, antitrust, unfair competition, securities, Tax, or other Law, or under or pursuant to any contract, agreement, or other instrument.

     "LOAN PAPERS" means this Agreement, the Notes, the Security Documents, the Safekeeping Agreement, all Letters of Credit, Fee Letters, all Applications, all Interest Hedge Agreements between any one or more Companies and any one or more Lenders, and all Assignment and Acceptance agreements, and all other written agreements entered into from time to time among any Authorized Officer and the Administrative Lender or Lenders in connection with this Agreement, as each such document or instrument shall, with the consent of the Lenders pursuant to the terms hereof, be amended, revised, substituted or replaced.

     "LONDON INTERBANK MARKET" means the buying and selling of dollar deposits payable by financial institutions located in London between the Reference Lenders and other financial institutions in the ordinary course of the Reference Lenders' business.

     "MAJORITY LENDERS" means any combination of the Lenders having at least 60.00% of the aggregate amount of outstanding Advances under the Revolving Credit Loans hereunder, provided, however, that if no Advances are outstanding, such term means any combination of the Lenders having Specified Percentages equal to at least 60.00%.

     "MANAGEMENT FEES" means all fees from time to time directly or indirectly paid or payable by any Company or any Subsidiary to CSC or any Affiliate of any Company or any Subsidiary for managerial services or otherwise, excluding any out-of-pocket expenses actually incurred by any such entity on behalf of any Company for which any such Company reimburses such entity and any allocated expenses incurred by any Affiliate on behalf of any Company or any Subsidiary.

     "MANAGEMENT AGREEMENT" means that certain Management Agreement, dated as of the Effective Date, between each Company and CSC, relating solely to the management of the Companies and the Subsidiaries, in the form of EXHIBIT L hereto, as such agreements may be amended, modified and in effect from time to time, in accordance with the terms of this Agreement.

     "MATERIAL ADVERSE EFFECT" means a materially adverse effect upon (a) the business, Properties, financial conditions or results of operations of the Companies and the Subsidiaries taken as a whole, or (b) the ability of the Companies and the Subsidiaries taken as a whole to perform the Obligation hereunder, or (c) the validity or enforceability of any of the Loan Papers.

     "MATURITY DATE" means June 30, 2003, or such earlier date the Obligation becomes due and payable (whether by acceleration, prepayment in full, scheduled reduction or otherwise).

     "MAXIMUM AMOUNT" means the maximum amount of interest which, under Applicable Law, any Lender is permitted to charge on the Obligation.

     "MULTIEMPLOYER PLAN" means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which any Company, any Subsidiary, or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions with respect to which any Company, any Subsidiary or any ERISA Affiliate could currently incur a liability, such plan being maintained pursuant to one or more collective bargaining agreements.

     "MULTIPLE EMPLOYER PLAN" means a single employer plan, as defined in
Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Company, any Subsidiary, or any ERISA Affiliate and at least one Person other than any Company, any Subsidiary, and any ERISA Affiliate, or (b) was so maintained and in respect of which any Company, any Subsidiary, or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

     "NET PROCEEDS" means the gross proceeds received by any Company or any Subsidiary in connection with or as a result of any disposition of any Property of any Company or any Subsidiary, minus the reasonable out-of-pocket costs and expenses incurred by such Company or such Subsidiary in connection with such disposition.

     "NON-COMPETE AGREEMENTS" means any agreement under which any Company or any Subsidiary agrees to pay money to Persons in installments in exchange for agreements from such Persons to refrain from competing with any Company or any Subsidiary in a certain line of business in a specific geographical area for a certain time period, or pursuant to which any Person agrees to limit or restrict its right to engage, directly or indirectly, in the cable industry for any period of time for any geographic location, provided that, those certain Non-Compete Agreements, delivered pursuant to each Acquisition Agreement as
Exhibit I to the Acquisition Agreements shall not be considered a Non-Compete Agreement for purposes of this Agreement.

     "NOTE" means each promissory note of the Companies to each Lender evidencing Advances under the Revolving Credit Loans owing hereunder to such Lender, in substantially the form attached hereto as EXHIBIT B, payable to the order of such Lender and in a maximum principal amount equal to such Lender's Specified Percentage of the Commitment, as each such note may be amended, substituted, replaced, increased or decreased from time to time.

     "NOTIFICATION AGENT" means, (a) with respect to notices from any Lender or the Administrative Lender to any Company, the Chief Financial Officer and the General Counsel of Cablevision of Monmouth, Inc. at the address for the Notification Agent set forth in Section 10.02 hereof, and (b) with respect to notices from any Company to any Lender or the Administrative Lender, any Authorized Officer.

     "OBLIGATION" means all present and future obligations, indebtedness and liabilities (including, without limitation, the Reimbursement Obligation and all obligations to any Lender under or in connection with any Interest Hedge Agreements entered into by any Company and any Lender or Lenders), and all renewals and extensions of all or any part thereof, of each Company and the Subsidiaries to the Lenders arising from, by virtue of, or pursuant to (a) this Agreement, (b) the Notes, (c) any of the other Loan Papers or (d) any other document to instrument evidencing any obligation, indebtedness or liability of any Company to the Administrative Lender or any or all Lenders executed or delivered in connection with this Agreement, and any and all renewals and extensions thereof or any part thereof, or under or in connection with any future amendments thereto, all interest accruing on all or any part thereof, whether such obligations, indebtedness and liabilities are direct, indirect, fixed, contingent, joint, several or joint and several.

     "OPERATING CASH FLOW" means, for any period of determination, the sum of the Companies' and the Subsidiaries' operating revenues less operating expenses (excluding operating expenses and compensation of the Companies and the Subsidiaries related to CSC's employee stock incentive programs, not to exceed either (a) in the aggregate for any calendar year 7% of the Operating Cash Flow for the previous calendar year or (b) $3,000,000 in the aggregate throughout the term of this Agreement (or $4,000,000 in the event that the Leverage Ratio is less than 5.00 to 1.00)); provided, however, that for the period from the Closing Date to June 29, 1994 only, the calculation of Operating Cash Flow shall include (a) pro forma adjustments as set forth on SCHEDULE 1.03 not to exceed $3,200,000 and (b) pro forma adjustments of an annualized amount not to exceed $648,720. On and after June 30, 1994, it is understood that revenue derived from seasonal Subscribers will be spread over a twelve-month period.

     "PBGC" means the Pension Benefit Guaranty Corporation, or any successor agency or entity performing substantially the same functions.

     "PERMITTED ACQUISITIONS" means acquisitions of cable properties located in the United States by the Companies adjacent to any System in an amount in the aggregate in any fiscal year during the term of this Agreement not in excess of $500,000.

     "PERMITTED LIENS"  means:

     (a) Liens arising under workmen's compensation Laws, unemployment insurance Laws and old age pensions or other social security benefits or other similar Laws;

     (b) Liens securing the performance of bids, tenders, leases, contracts (other than for the repayment of any portion of Debt), statutory obligations, surety and appeal bonds, and other obligations of like nature, incurred in the ordinary course of business;

     (c) Liens imposed by Law, such as carriers', warehousemen's mechanics', materialmen's and vendors' liens, incurred in good faith in the ordinary course of business with respect to obligations not then delinquent, or that are being contested in good faith by appropriate proceedings for which adequate reserves have been established;

     (d)  Liens for Taxes to the extent nonpayment thereof shall be permitted by
Section 6.08 hereof;

     (e) Liens incidental to the normal conduct of the business of any Company or any Subsidiary or the ownership of its Property (including zoning restrictions, easements, licenses, reservations, restrictions on the use of real property or minor irregularities incident thereto and with respect to leasehold interests, Liens that are incurred, created, assumed or permitted to exist and arise by, through or under or are asserted by a landlord or owner of the leased Property, with or without consent of the lessee) that are not incurred in connection with the incurrence of any portion of Debt and which do not in the aggregate materially impair the value or use of the Property used in the business of the Company and the Subsidiaries taken as a whole, or the use of such Property for the purpose for which such property is held;

     (f) Liens existing on the date hereof described on SCHEDULE 7.04 attached hereto, and any extension, renewal or replacement thereof but only if the principal amount of Debt secured thereby is not increased and such Lien does not extend to or cover any other Property; and

     (g)  Liens securing the Obligation.

     "PERSON" means any individual, partnership, joint venture, corporation, trust, Tribunal or unincorporated organization.

     "PLAN" means a Single Employer Plan or a Multiple Employer Plan.

     "PLEDGE AGREEMENTS" means those certain Pledge Agreements in the form of EXHIBIT F hereto whereby the Capital Stock of CMI, CRI and the Subsidiaries are pledged to the Administrative Lender on behalf of the Lenders to secure the Obligation, as such agreements shall be amended, extended, substituted or replaced.

     "PLEDGED INTERESTS" means 100% of the Capital Stock of each of CMI and CRI and each Subsidiary to be pledged to the Administrative Lender on behalf of the Lenders to secure the Obligation under the Pledge Agreement in accordance with the terms of this Agreement.

      "POLE AGREEMENT" means any pole attachment agreement or underground conduit use agreement which was entered into in connection with the operation of any CATV System.

     "PRO FORMA DEBT SERVICE" means, on any date of determination for the Companies and the Subsidiaries on a consolidated basis, the sum of Pro Forma Interest Expense plus Required Scheduled Principal Payments for the twelve-month period following the date of determination.

     "PRO FORMA INTEREST EXPENSE" means, on any date of determination for the Companies and the Subsidiaries on a consolidated basis, the sum of Total Interest Expense for the twelve-month period following the date of determination.

     "PROHIBITED TRANSACTION" has the meaning specified therefor in Section 4975 of the Code, as amended, or Section 406 of Title I of ERISA.

     "PROJECTIONS" means those certain projections prepared by the Companies, labeled "Projections As of June 3, 1994" and attached hereto as SCHEDULE 1.05.

     "PROPERTY" means all types of real, personal, tangible, intangible, or mixed property, whether owned in fee simple or leased.

     "QUARTERLY DATE" means the last day of each March, June, September and December until and including the Maturity Date, commencing the first such date after the Closing Date.

     "RATABLE" means on any date of determination, and as to any Lender, its ratable portion calculated by determining (a) such Lender's percentage of the aggregate amount of outstanding Advances under the Revolving Credit Loans, as compared to (b) the sum of all outstanding Advances, provided however, that if no Advances are outstanding, such term means in accordance with such Lender's Specified Percentage.

     "REFERENCE LENDERS" means NationsBank of Texas, N.A. and The
Toronto-Dominion Bank.

     "REFINANCING ADVANCE" means an Advance that is used to pay the principal amount of an existing Advance at the end of its Interest Period and which, after giving effect to such application, does not result in an increase in the aggregate amount of outstanding Advances.

     "REGULATORY CHANGE" means any change after the date hereof in federal, state, or foreign Laws (including the introduction of any new Law) or the adoption or making after such date of any interpretations, directives, or requests of or under any federal, state, or foreign Laws (whether or not having the force of Law) by any Tribunal charged with the interpretation or administration thereof, applying to a class of financial institutions that includes any Lender, excluding, however, any such change which results in an adjustment of the LIBOR Reserve Percentage and the effect of which is reflected in a change in the LIBOR Rate as provided in the definition of such term.

     "REIMBURSEMENT OBLIGATION" shall mean the obligation (whether or not choate) of the Companies to reimburse the Administrative Lender for the account of the Lenders in their Specified Percentages for draws under Letters of Credit.

     "RELEASE" has the meaning ascribed thereto in Section 10.17 hereof.

     "REPORTABLE EVENT" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waivers in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

     "REQUIRED SCHEDULED PRINCIPAL PAYMENTS" means principal payments required on each scheduled reduction date to lower the outstanding principal balance hereunder in order to comply with Section 2.04(b)(i) hereof with respect to mandatory reductions of the Commitment.

     "RESTRICTED PAYMENTS" means (a) any Dividend, or direct or indirect distribution, dividend or other payment on account of any shareholder, general or limited partnership interest in (or the setting aside of funds for, or the establishment of a sinking fund or analogous fund with respect to), or shares of Capital Stock or other securities of, any Company or any Subsidiary; (b) any payments of principal of, or interest on, or fees related to, or any other payments and prepayments with respect to, or the establishment of, or any payment to, any sinking fund or analogous fund for the purpose of making any such payments on, Debt of any Company or any Subsidiary (excluding the Obligation); (c) any Management Fee or any management, consulting or other similar fees, or any interest thereon, payable by any Company or any of the Subsidiaries to any Affiliate of any Company, or to any other Person, except payments made in accordance with the terms of the Management Agreement; and (d) any payments of amounts owing under any Non-Compete Agreements.

     "RESTRICTED PURCHASE" means any payment (or the setting aside of funds for, or the establishment of a sinking fund with respect to) on account of the purchase, redemption or other acquisition or retirement of any shares of stock, general or limited partnership interest in, or shares of Capital Stock or other securities of, any Company or any of the Subsidiaries.

     "REVOLVING CREDIT LOANS" means those certain revolving loans, made by the Lenders to the Companies in accordance with the terms and provisions of Section
2.01 hereof.

     "RIGHTS" means rights, remedies, powers, and privileges.

     "SAFEKEEPING AGREEMENT" means that certain Safekeeping Agreement, dated the Closing Date, executed by CSC and the Administrative Lender on behalf of the Lenders, regarding the safekeeping of the Capital Stock of CMFRI, in substantially the form of EXHIBIT H hereto, as such agreement may be amended, modified, substituted or replaced by the parties from time to time.

     "SECURITY AGREEMENTS" means those certain Security Agreements executed by the Companies and the Administrative Lender on behalf of the Lenders, substantially in the form of EXHIBIT K hereto, as such agreement may be amended, modified, substituted or replaced by the parties from time to time.

     "SECURITY DOCUMENTS" means all Pledge Agreements, Security Agreements, mortgages, deeds of trust, financing statements, Guaranties of the Obligations executed by any Subsidiary, pledges of Capital Stock, assignments, waivers, estoppels and other documents and instruments executed or delivered to the Administrative Lender or any Lender from time to time in connection with this Agreement and relating to the grant, perfection or clarification of any Lien in any Collateral and/or the transfer of any interest in any Collateral to the Administrative Lender or any Lender in connection with this Agreement, together with all amendments, modifications, substitutions, replacements or extensions of each such document or instrument from time to time.

     "SELLERS" means Monmouth Cablevision Associates and Riverview Cablevision Associates, L.P., as the sellers under the Acquisition Agreements.

     "SINGLE EMPLOYER PLAN" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, other than a Multiple Employer Plan.

     "SOLVENT" or "SOLVENCY" means, with respect to any Person, that on such date (a) the fair value of the Property of such Person is greater than the total amount of liabilities, including without limitation Guaranties of such Person,
(b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such

Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and
(d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's Property would constitute an unreasonably small capital.

     "SPECIAL COUNSEL" means the law firm of Donohoe, Jameson & Carroll, P.C. or any other counsel selected from time to time by the Administrative Lender.

     "SPECIFIED PERCENTAGE" means, as to any Lender, the percentage indicated beside its name on the signature pages hereof, or as adjusted or specified in any Assignment and Acceptance.

     "SUBSCRIBER" means a Person who is connected to any Company's or any Subsidiary's cable television system and is receiving at least the minimum service package available from such Company's or such Subsidiary's cable television system and the Equivalent Billing Unit Subscribers, provided that, no Subscriber or Equivalent Billing Unit Subscriber shall be more than 60 calendar days in arrears from the first day of the period to which an outstanding bill relates with respect to payment of such monthly fees to such Company or such Subsidiary.

     "SUBSCRIBER REPORT" means a report in form and substance acceptable to the Lenders, signed by an Authorized Officer, setting forth the number of Subscribers, pay units, homes passed and, upon request, number of disconnects for each CATV System.

     "SUBSIDIARY" means any Person at least 50% of whose Capital Stock having ordinary voting power (other than securities having such power only by reason of the happening of a contingency) or any of whose general partnership interests are owned by any Company, or one or more Subsidiaries of any Company or combination of Companies, or a combination thereof.

     "SUBORDINATED NOTES" means those Subordinated Notes Due 1998/2003, dated the date of the Acquisition Agreement and in the aggregate face amount of $141,267,900.00, executed by CMFRI in accordance with the terms of the Acquisition Agreements, as each may be amended, modified, restated, extended, substituted or replaced.

     "SUBORDINATED NOTE AGREEMENTS" means the Subordinated Notes, the Acquisition Agreements, those certain Guaranties executed by CSC and dated the date of the Subordinated Notes, pursuant to which CSC guarantees payment and performance by CMFRI of the Subordinated Notes, and any other documents or instruments directly relating to the Subordinated Notes and the repayment thereof, as such agreements may be amended, modified, restated, extended, substituted or replaced.

     "SYSTEM" or "SYSTEMS" means the CATV Systems listed on SCHEDULE 1.04, and any and all other CATV Systems acquired or owned by any Company or any Subsidiary.

     "TAXES" means all taxes, assessments, imposts, fees, or other charges at any time imposed by any Laws or Tribunal.

     "TOTAL INTEREST EXPENSE" means as of any date of determination for any period of calculation, all of the Companies' and the Subsidiaries' consolidated interest expense included in a consolidated income statement (without deduction of interest income) of the Companies and their consolidated Subsidiaries for such period calculated on a consolidated basis in accordance with GAAP, excluding interest expense on Intercompany Notes, but including without limitation or duplication (or, to the extent not so included, with the addition of) (a) the amortization of Debt discounts; (b) all commitment fees and other fees, and any payments or fees with respect to Letters of Credit, bankers' acceptances or similar facilities; and (c) the excess, if any, of amounts payable by the Companies arising under any interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements during such period over the amounts receivable by the Companies during such period (or reduced by the excess, if any, of such amounts receivable over such amounts payable), other than fees or charges related to the acquisition or termination thereof which are not allocable to interest expense in accordance with GAAP.

     "TRANSFEREE" has the meaning ascribed thereto in Section 10.15 hereof.

     "TRIBUNAL" means any state, commonwealth, federal, foreign, territorial, or other court or government body, subdivision, agency, department, commission, board, bureau, or instrumentality of a governmental body.

     "UNFUNDED LIABILITIES" means, (a) in the case of Single Employer Plans, the amount (if any) by which the present value of all vested nonforfeitable benefits under such Plan exceeds the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans based upon the most recent actuarial assumptions used by such Plans, and
(b) in the case of Multiemployer Plans, the withdrawal liability that would be incurred by the Controlled Group if all members of the Controlled Group completely withdrew from all Multiemployer Plans.

     "UNUSED COMMITMENT" means the Commitment, minus the sum of (a) all outstanding Advances made under the Revolving Credit Loans plus (b) the aggregate face amount of all outstanding Letters of Credit, plus, (c) without duplication, the aggregate amount of the Reimbursement Obligation.

     "WITHDRAWAL LIABILITY" has the meaning given such term under Part I of Subtitle E of Title IV of ERISA.

     SECTION 1.02. ACCOUNTING AND OTHER TERMS. All accounting terms used in this Agreement which are not otherwise defined herein shall be construed and determined in accordance with GAAP on a consolidated basis for the Companies and the Subsidiaries, unless otherwise expressly stated herein, and all accounting determinations and calculations made hereunder shall be made in accordance with GAAP, unless otherwise expressly stated herein. References herein to one gender shall be deemed to include all other genders.


                                   ARTICLE II

                          AMOUNTS AND TERMS OF ADVANCES

     SECTION 2.01. ADVANCES UNDER THE REVOLVING CREDIT LOANS. Each Lender severally agrees, subject to the terms and conditions hereinafter set forth, to make Advances under the Revolving Credit Loans to the Companies from time to time until the Maturity Date in an aggregate outstanding amount not to exceed at any time outstanding the difference between such Lender's Specified Percentage of the Commitment, minus the sum of (a) such Lender's Specified Percentage of the aggregate face amount of all outstanding Letters of Credit, plus (b) without duplication, such Lender's Specified Percentage of the aggregate amount of Reimbursement Obligations. Each Advance under the Revolving Credit Loans shall be either a Base Rate Advance or a LIBOR Advance, as specified in the related notice of conversion or request for Advance, as applicable, provided that, after the occurrence and during the continuance of any Event of Default, LIBOR Rate Advances shall not be available to the Companies. Subject to Section 2.02 and the other terms and conditions of this Agreement, the Companies may convert a Base Rate Advance made under the Revolving Credit Loans to a LIBOR Advance at any time after the Effective Date, provided that the Companies, jointly and severally, pay all accrued and unpaid interest on such Base Rate Advance concurrently. Base Rate Advances and LIBOR Advances may be outstanding at the same time, but no more than five Aggregate Advances bearing interest at the LIBOR Rate may be outstanding under the Revolving Credit Loans at any time.
Each Aggregate Advance bearing interest at the Base Rate shall be in the amount of $1,000,000 or an integral multiple of $100,000 in excess thereof; provided, however, that an Aggregate Advance bearing interest at the Base Rate may be made in an amount equal to the Unused Commitment. Each Aggregate Advance bearing interest at the LIBOR Rate shall be in an aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof. Subject to Sections 4.01,
4.02 and 4.03 hereof, the Companies may borrow, repay, and reborrow Advances under the Revolving Credit Loans in accordance with this Agreement. On any date of determination, the sum of all outstanding Advances under the Revolving Credit Loans shall never exceed the difference between the Commitment minus the aggregate face amount of all outstanding Letters of Credit.

     SECTION 2.02.  MAKING ADVANCES.

     (a) The Notification Agent shall notify the Administrative Lender (if telephonic, to be confirmed by telecopy or in writing before the date of borrowing), not later than 12:00 p.m. (New York time) one Business Day before any proposed Base Rate Advance, specifying the amount and date of the requested Aggregate Advance. The Notification Agent shall notify the Administrative Lender (if telephonic, to be confirmed by telecopy or in writing before the date of borrowing), not later than 12:00 p.m. (New York time) three Business Days before any proposed LIBOR Advance, specifying the amount, date, and Interest Period of the requested Aggregate Advance. All such telephonic notices shall be made to NationsBank of Texas, N.A., attn.: Molly Oxford, telephone (214) 508-3255, or
(800) 547-2005, facsimile (214) 508-2515, or such other person as the Administrative Lender may from time to time specify. The Administrative Lender shall promptly notify the Lenders of each such notice. Each Lender shall, before 2:00 p.m. (New York time) on the date of each Advance hereunder, make available to the Administrative Lender, at its office at 901 Main Street, 67th Floor, Dallas, Texas 75202, such Lender's Specified Percentage of the requested Aggregate Advance in immediately available funds. The Administrative Lender shall promptly make available to the Companies the funds so received by depositing such amount in the account of Companies as directed by the Notification Agent in writing, or in any other such account as may be requested by the Notification Agent in the notice to the Administrative Lender given in accordance with the first two sentences of this Section 2.02(a).

     (b) Each date of borrowing must be a Business Day. No Aggregate Advance bearing interest at the LIBOR Rate shall be made if the last day of the requested Interest Period would extend beyond any principal payment date that requires payment thereof. If any notice to the Administrative Lender requesting a LIBOR Advance fails to specify an Interest Period, the Interest Period shall be one month. If any notice does not specifically request a LIBOR Advance, the Companies shall be deemed to have requested a Base Rate Advance.

     (c) Unless a Lender shall have notified the Administrative Lender prior to the date of any Advance that is not a Refinancing Advance that it will not make available its Specified Percentage of the Aggregate Advance, the Administrative Lender may assume that such Lender has made the appropriate amount available in accordance with subsection (a) above, and the Administrative Lender may, in reliance upon such assumption, make available to the Companies a corresponding amount. If and to the extent any Lender shall not have made such amount available to the Administrative Lender, the Companies, jointly and severally, and such Lender, severally, agree to repay to the Administrative Lender forthwith on demand such corresponding amount together with interest thereon, from the date such amount is made available to the Companies until the date such amount is repaid to the Administrative Lender, at (i) in the case of the Companies, the Base Rate, and (ii) in the case of such Lender, the Federal Funds Rate.

     (d) The failure by any Lender to make available its Specified Percentage of an Aggregate Advance hereunder shall not relieve any other Lender of its obligation, if any, to make available its Specified Percentage of any Aggregate Advance. In no event, however, shall any Lender be responsible for the failure of any other Lender to make available any portion of an Aggregate Advance.

     SECTION 2.03.  FEES.

     (a) Subject to Section 10.07 hereof, the Companies agree, jointly and severally, to pay to the Administrative Lender, for the Ratable account of the Lenders, a commitment fee on the average daily amount of the Unused Commitment, from May 15, 1994 through the Maturity

Date, at the rate of 3/8ths of 1% per annum, payable quarterly in arrears on each Quarterly Date after the Closing Date.

     (b) Subject to Section 10.07 hereof, the Companies, jointly and severally, agree to pay to the Administrative Lender and the Lenders, a one-time facility fee as agreed to in writing among the Companies and the Lenders, payable on the Closing Date in accordance with the terms of the Fee Letters.

     (c) Subject to Section 10.07 hereof, the Companies, jointly and severally, agree to pay to the Administrative Lender in its capacity as administrative lender and to NationsBanc Capital Markets, Inc. as arranger hereunder, such other fees as are set forth in the Fee Letters.

     (d) Subject to Section 10.07 hereof, the Companies, jointly and severally, agree to pay to the Administrative Lender in its capacity as issuer of the Letters of Credit for the account of the Lenders, a fee equal to a percentage of daily average undrawn face amount of each Letter of Credit, which percentage shall equal the Applicable Margin with respect to the LIBOR Rate in effect from time to time, such fee to be payable quarterly in arrears on each Quarterly Date after the Closing Date.

     (e) Subject to Section 10.07 hereof, the Companies, jointly and severally, agree to pay to the Administrative Lender in its individual capacity as issuer of the Letters of Credit, a $100 fee payable to the Administrative Lender for each Letter of Credit, due and payable upon the issuance of each Letter of Credit.

     SECTION 2.04.  REDUCTION OF COMMITMENT.

     (a) VOLUNTARY REDUCTION. The Companies shall have the right from time to time, upon notice by the Notification Agent to the Administrative Lender not later than 2:00 p.m. (New York time), three Business Days in advance, to reduce the Commitment, in whole or in part; provided, however, that the Companies agree, jointly and severally, to pay the accrued commitment fee on the amount of such reduction, if any, and any partial reduction shall be in an aggregate amount which is not less than $5,000,000 and an integral multiple of $1,000,000. Such notice shall specify the amount of such reduction and the proposed date of such reduction. To the extent the sum of outstanding Advances under the Revolving Credit Loans plus the aggregate face amount of all outstanding Letters of Credit exceeds the Commitment after any reduction thereof, the Companies shall, jointly and severally, immediately repay such excess amount on the date of such reduction. Once reduced or terminated pursuant to this Section, the Commitment may not be increased or reinstated. No reduction pursuant to this
Section 2.04(a) shall affect the scheduled reductions required by Section 2.04(b) hereof.

     (b)  MANDATORY REDUCTION.

     (i) The Commitment shall be permanently reduced on each date set forth below, beginning March 31, 1996, in such amounts as set forth next to each such date below:


                              Amount of Reduction of the
                              Commitment As of each
Dates                         Date Below
- - -----                         --------------------------
March 31, 1996                          $ 1,781,250
June 30, 1996                           $ 1,781,250
September 30, 1996                      $ 1,781,250
December 31, 1996                       $ 1,781,250

March 31, 1997                          $ 1,781,250
June 30, 1997                           $ 1,781,250
September 30, 1997                      $ 1,781,250
December 31, 1997                       $ 1,781,250

March 31, 1998                          $ 7,125,000
June 30, 1998                           $ 7,125,000
September 30, 1998                      $ 7,125,000
December 31, 1998                       $ 7,125,000

March 31, 1999                          $10,687,500
June 30, 1999                           $10,687,500
September 30, 1999                      $10,687,500
December 31, 1999                       $10,687,500

March 31, 2000                          $11,400,000
June 30, 2000                           $11,400,000
September 30, 2000                      $11,400,000
December 31, 2000                       $11,400,000

March 31, 2001                          $14,250,000
June 30, 2001                           $14,250,000
September 30, 2001                      $14,250,000
December 31, 2001                       $14,250,000


                                      -24-


March 31, 2002                          $17,100,000
June 30, 2002                           $17,100,000
September 30, 2002                      $17,100,000
December 31, 2002                       $17,100,000

March 21, 2003                          $14,250,000
June 30, 2003                           $14,250,000 or, if different, the
                                        remaining amount of the Commitment


No reduction pursuant to Section 2.04(a) above or Sections 2.04(b)(ii), (iii) or
(iv) below shall affect the scheduled reductions required by this Section 2.04(b)(i).

     (ii) If on June 30, 1997, the Unused Commitment is more than 15% of the Commitment, then the Commitment shall be immediately and automatically reduced to an amount such that the Unused Commitment equals or is less than 15% of the Commitment.

     (iii) On the date of any sale of any assets of the Companies or any of the Subsidiaries (except sales or dispositions of assets in the ordinary course of business) permitted by the Lenders, the Commitment shall be automatically reduced by an amount equal to 100% of the Net Proceeds of such sale. As used in this section, the term "sale" shall include, without limitation, any disposition, transfer, mortgage, or pledge of an asset or an interest therein, other than intercompany transfers among the Companies or any of the Subsidiaries which have executed Loan Papers in compliance with Section 2.13 hereof, provided that no Default or Event of Default exists or would result therefrom. On such date, the Companies shall deliver a certificate of an Authorized Officer certifying as to the amount of (including the calculation of) such Commitment reduction and, with respect to the sale giving rise thereto, the gross proceeds thereof and the costs and expenses payable as a result hereof which were deducted in determining the amount of Net Proceeds.

     (iv) To the extent the sum of outstanding Advances plus the aggregate face amount of outstanding Letters of Credit exceed the Commitment after any reduction thereof, the Companies agree, jointly and severally, that they shall immediately repay on the date of such reduction, any such excess amount and all accrued interest thereon, together with any amounts incurred in connection with such repayment under Section 2.09(c) hereof. Once reduced or terminated pursuant to this Section 2.04, the Commitment may not be increased or reinstated.

     SECTION 2.05.  REPAYMENT OF THE REVOLVING CREDIT LOANS.

     (a) INTEREST PERIODS. With respect to each Advance, unless the Notification Agent shall otherwise notify the Administrative Lender (if telephonic, to be confirmed by telecopy or in writing before the applicable date), in accordance with the terms and provisions of Section 2.02 hereof, on the last day of its Interest Period (but not on the Maturity Date and subject to repayment and prepayment and other provisions of this Agreement), a Refinancing Advance bearing interest at the Base Rate shall be made to the Companies on such date in an amount equal to the lesser of the amount of such Advance and the difference between the Unused Commitment (after giving effect to the repayment of the Advance) minus the aggregate face amount of all outstanding Letters of Credit, which Refinancing Advance will be deemed to repay the outstanding Advance in the amount of such Refinancing Advance.

     (b)  FINAL MATURITIES.

          (i) REVOLVING CREDIT LOANS. Notwithstanding anything in this Agreement or in the Loan Papers to the contrary, and in addition to the payments required to be made to keep the sum of the outstanding Advances plus the aggregate face amount of all outstanding Letters of Credit below the Commitment after the mandatory reductions set forth in Section 2.04(b) hereof are made, all Advances outstanding under the Revolving Credit Loans and all other Obligation shall be due and payable in full on the Maturity Date.

          (ii) LETTERS OF CREDIT. The Reimbursement Obligation shall be due and payable in accordance with the terms of Article III and each Application, provided that, in any event, the Reimbursement Obligation shall be due and payable in full on the Maturity Date. No Letter of Credit shall extend past the Maturity Date.

     (c) REPAYMENTS IN GENERAL. Any repayment made by the Companies which causes costs and expenses to be incurred by any Lender under Section 2.09(c) hereof shall include amounts necessary to reimburse each such Lender for such costs and expenses in accordance with the terms of Section 2.09 hereof. Each repayment hereunder shall be accompanied by all interest accrued on the principal amount being repaid, any fees owing and any amounts incurred in connection with the repayment under Section 2.09(c) hereof. To the extent any such repayment is not otherwise designated, all repayments under Section 2.05(b) shall be first used to repay Base Rate Advances and then to repay LIBOR Advances. All telephonic notices under this Section shall be made to NationsBank of Texas, N.A., attn.: Molly Oxford, telephone (214) 508-3255, or
(800) 547-2005, facsimile (214) 508-2515, or such other person as the Administrative Lender may from time to time specify.

     SECTION 2.06.  PREPAYMENTS AND REPAYMENTS.

     (a) OPTIONAL PREPAYMENTS OF THE REVOLVING CREDIT LOANS. The Companies may from time to time repay Aggregate Advances, in whole or in part, outstanding under the Revolving Credit Loans, without premium or penalty except as provided in Section 2.09(c), provided that each such payment shall not be in an amount less than $5,000,000 and must be in integral multiples of $1,000,000 (unless such amount is the total remaining unpaid portion), upon notice to the Administrative Lender (if telephonic, to be confirmed by telecopy or in writing before the date of prepayment), not later than 11:00 a.m. (New York time) three Business Days before the date of prepayment of LIBOR Advances, and by 11:00 a.m. (New York time) one Business Day prior to prepayment of any Base Rate Advances, which notice shall specify (i) that it is a prepayment, (ii) that the Aggregate Advance being repaid was made under the Revolving Credit Loans, and

(iii) the amount and date of prepayment. To the extent any such prepayment is not otherwise designated, any such prepayment will be first applied to Base Rate Advances and then to LIBOR Advances. Any prepayment made by any Company which causes costs and expenses to be incurred by any Lender under Section 2.09(c) hereof shall include amounts necessary to reimburse each such Lender for such costs and expenses in accordance with the terms of Section 2.09 hereof. Each prepayment hereunder shall be accompanied by all interest accrued on the principal amount being repaid, and any accrued and unpaid fees and any amounts incurred in connection with the prepayment under Section 2.09(c) hereof. All telephonic notices under this Section shall be made to NationsBank of Texas, N.A., attn.: Molly Oxford, telephone (214) 508-3255, or (800) 547-2005, facsimile (214) 508-2515, or such other person as the Administrative Lender may from time to time specify. Subject to Sections 4.01, 4.02 and 4.03 hereof, amounts prepaid under the Revolving Credit Loans may be reborrowed so long as the sum of Revolving Credit Loans plus the aggregate amount of all outstanding Letters of Credit never exceeds the Commitment (as it may be reduced on any such date).

     (b)  MANDATORY PREPAYMENTS.

     (i) ASSET SALES. To the extent that any Company consummates an asset sale, the Companies agree, jointly and severally, to use all Net Proceeds of such sales to prepay the Obligation hereunder.

     (ii) COMMITMENT REDUCTION. To the extent that the Commitment is reduced for any reason in accordance with the terms of Section 2.04 hereof, the Companies shall immediately prepay the Advances outstanding under the Revolving Credit Loans to the extent that the sum of the outstanding Advances under the Revolving Credit Loans plus the aggregate face amount of all outstanding Letters of Credit exceeds the Commitment after each such reduction.

    (iii) MANDATORY PREPAYMENTS IN GENERAL.  Any prepayment made by any
Company which causes costs and expenses to be incurred by any Lender under
Section 2.09(c) hereof shall include amounts necessary to reimburse each such Lender for such costs and expenses in accordance with the terms of Section 2.09 hereof. Each prepayment hereunder shall be accompanied by all interest accrued on the principal amount being prepaid, any fees owing and any amounts incurred in connection with the prepayment under Section 2.09(c) hereof. All prepayments made by the Companies in accordance with this Section 2.06(b) hereof will be applied to reduce outstandings under the Revolving Credit Loans until the Revolving Credit Loans (including all principal and interest) have been repaid in full and then to the Obligation until all amounts included in the Obligation have been repaid in full, with a corresponding reduction in the Commitment as required in Section 2.04 (in each case first applied to outstanding Base Rate Advances and then to LIBOR Advances) . All telephonic notices under this
Section 2.06(b) shall be made to NationsBank of Texas, N.A., attn.: Molly Oxford, telephone (214) 508-3255, or (800) 547-2005, facsimile (214) 508-2515, or such other person as the Administrative Lender may from time to time specify.

     SECTION 2.07. INTEREST ON ADVANCES. (a) Subject to Section 10.07 hereof, Base Rate Advances shall bear interest at the lesser of (i) the Highest Lawful Rate and (ii) the Base Rate as in effect from time to time. Subject to Section
10.07 hereof, each LIBOR Advance shall bear interest at the lesser of (i) the Highest Lawful Rate and (ii) the LIBOR Rate applicable thereto. Accrued interest on each LIBOR Advance shall be due and payable on the last day of its Interest Period and on each three month anniversary of the first day of its Interest Period. Accrued interest on each Base Rate Advance shall be due and payable on each Quarterly Date. If the amount of interest payable for the account of any Lender on any interest payment date in respect of any Interest Period for any Advance would exceed the Maximum Amount, the amount of interest payable on such interest payment date shall be automatically reduced to the Maximum Amount. If the amount of interest payable for the account of any Lender in respect of any interest computation period is reduced pursuant to the immediately preceding sentence and the amount of interest payable for its account in respect of any subsequent interest computation period would be less than the Maximum Amount, then the amount of interest payable for its account in respect of such subsequent interest computation period shall be automatically increased to such Maximum Amount; provided that at no time shall the aggregate amount by which interest paid for the account of any Lender has been increased pursuant to this sentence exceed the aggregate amount by which interest paid for its account has theretofore been reduced pursuant to the immediately preceding sentence.

     (b) Subject to Applicable Law and Section 10.07 hereof, after the occurrence and during the continuance of an Event of Default, all principal, past due interest and other amounts owing under the Loan Papers shall bear interest at a rate per annum equal to the lesser of (i) the Highest Lawful Rate and (ii) the Base Rate plus 2% per annum (the "Post Default Rate"). All Post Default Rate interest shall be due and payable on the earlier of (i) the first day of each month after the occurrence of any such Event of Default and (ii) demand by the Administrative Lender.

     SECTION 2.08.  COMPUTATIONS AND MANNER OF PAYMENTS.

     (a) The Companies shall make each payment hereunder and under the other Loan Papers not later than 2:00 p.m. (New York time) on the day when due in same day funds to the Administrative Lender, for the Ratable account of the Lenders unless otherwise specifically provided herein, at the Administrative Lender's office at 901 Main Street, 67th Floor, Dallas, Texas 75202, #111000025 ABA for further credit to the account of Companies as directed by the Notification Agent in writing. No later than the end of each day when each payment hereunder is made, the Companies shall notify NationsBank of Texas, N.A., attn.: Molly Oxford, telephone (214) 508-3255, or (800) 547-2005, facsimile (214) 508-2515, or such other person as the Administrative Lender may from time to time specify.

     (b) Unless the Administrative Lender shall have received notice from the Notification Agent prior to the date on which any payment is due hereunder that the Companies will not make payment in full, the Administrative Lender may assume that such payment is so made on such date and may, in reliance upon such assumption, make distributions to the Lenders. If and to the extent the Companies shall not have made such payment in full, each Lender shall repay to the Administrative Lender forthwith on demand the applicable amount distributed, together with interest thereon at the Federal Funds Rate, from the date of distribution until the date of repayment. The Companies hereby authorize each Lender, if and to the extent payment is not made when due hereunder, to charge the amount so due against any account of any Company with such Lender.

     (c) All computations of the Base Rate and fees hereunder (and the Highest Lawful Rate) shall be determined on the basis of actual days elapsed on a year of 365 or 366 days, as the case may be, and the LIBOR Rate shall be determined on the basis of a year of 360 days, for the actual number of days (including the first day but excluding the last day) occurring in the period for which the LIBOR Advance is payable. All payments under the Loan Papers shall be made in United States dollars, and without setoff, counterclaim, or other defense.

     (d) Whenever any payment to be made hereunder or under any other Loan Papers shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of interest or fees, if applicable. Notwithstanding the foregoing, if any payment relating to a LIBOR Advance falls due on a day that is not a Business Day and no further Business Day occurs in that calendar month, then the due date thereof shall be the preceding Business Day.

     SECTION 2.09.  YIELD PROTECTION; TAXES.

     (a) Notwithstanding anything in this Agreement to the contrary, if any Lender shall have determined that (i) by reason of changes affecting the London Interbank Market, adequate and fair means do not exist for ascertaining the London Interbank Rate or the continuation of LIBOR Advances has been made impracticable by the occurrence of a contingency which materially and adversely effects the London Interbank Market, or (ii) any Regulatory Change shall make it unlawful for any Lender to make or maintain any LIBOR Advances or to match eurodollar liabilities thereto, such Lender shall forthwith give notice thereof to the Notification Agent and the Administrative Lender. After said notice and until such time as such Lender shall determine that said adverse conditions no longer exist, (A) no additional LIBOR Advances shall be made by such Lender, and all requests for LIBOR Advances shall be deemed to request a Base Rate Advance from such Lender, and (B) each outstanding LIBOR Advance made by such Lender shall be converted into a Base Rate Advance on the last day of its Interest Period.

     (b)  If, as a result of any Regulatory Change,

          (i) the basis of taxation of payments to any Lender of the principal of or interest on any LIBOR Advance or any other amounts payable hereunder in respect thereof (other than Taxes imposed on the overall net income of the Lender) is changed;

          (ii) any reserve, special deposit, or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, any Lender are imposed, modified, or deemed applicable; or

          (iii) any other condition affecting this Agreement or LIBOR Advances is imposed on any Lender;

and the Lender reasonably determines that, by reason thereof, the cost to it of making, issuing, or maintaining any LIBOR Advance is increased by an amount deemed by it to be material, or any amount receivable by such Lender in respect of any LIBOR Advance is reduced by an amount deemed by it to be material (any such increase in cost or reduction in amounts receivable being an "Increased Cost"), then the Companies shall, jointly and severally, pay promptly upon demand to such Lender such additional amounts as such Lender reasonably determines will compensate it for such Increased Cost; provided, however, that notwithstanding any provision herein to the contrary, the Companies shall have the right to convert outstanding LIBOR Advances made by such Lender into Base Rate Advances following such demand, so long as it pays such Lender all Increased Costs associated therewith incurred prior to the date of such request and any other amounts accruing as a result of such conversion under subsection
(c) hereof.

     (c) Without prejudice to any provisions of this Section, the Companies hereby agree, jointly and severally, to indemnify each Lender against any loss or expense (but not lost profit) which it may incur as a result of (i) any principal payment, prepayment, or conversion of a LIBOR Advance on a day other than the last day of its Interest Period, (ii) any failure by any Company to borrow or convert on a date specified therefor pursuant to Section 2.02 or 2.05 hereof, or (iii) any failure by any Company to comply with Section 2.05 hereof, including failure to prepay following notice under Section 2.05(a) hereof.

     (d) If any Lender determines that compliance with any Law (including without limitation existing and future Laws), or any guideline or request from any central bank or other Tribunal (whether or not having the force of Law) affecting a class of banks that includes any such Lender, affects or would affect the amount of capital required or expected to be maintained by such Lender or any of its Affiliates, and that the amount of such capital is increased by or based upon the existence of any commitment, Advance (or similar commitments, loans or letters of credit), then, upon demand by such Lender, the Companies shall, jointly and severally, immediately pay to such Lender, from time to time as specified, additional amounts sufficient to compensate it or any of its Affiliates in the light of such circumstances, to the extent that such Lender or Affiliate reasonably determines such increase in capital to be allocable to the existence or maintenance of or any participation in any commitment or Advance.

     (e) Provided that notice shall have been given to the Notification Agent of the reasons therefor and in reasonable detail, determinations by any Lender for purposes of this Section shall be conclusive, absent manifest error, provided that such determinations are made on a reasonable basis; and provided further that the Companies shall not be obligated to pay any amounts pursuant to Sections 2.09(b), (c) or (d) hereof incurred more than six months prior to the date the respective Lender requests the Notification Agent for such compensation, except (i) for periods preceding such date but which are after such date that the Lender notified the Companies of the possibility that such costs might be incurred, and (ii) to the extent any such amounts incurred are incurred retroactive according to the terms of the applicable provisions related thereto.

     (f) The obligations of the Companies under this Section 2.09 shall survive the execution of this Agreement and/or the extinguishment of the Commitment, the Letter of Credit Commitment, repayment of the Obligation and termination of the Agreement.

     SECTION 2.10. CALCULATION OF LIBOR RATE. The provisions of this Agreement relating to calculation of the LIBOR Rate are included only for the purpose of determining the rate of interest or other amounts to be paid hereunder that are based upon such rate. It is acknowledged that each Lender shall be entitled to fund and maintain any LIBOR Advance as it sees fit. All determinations hereunder, however, shall be made as if each Lender had actually funded and maintained each LIBOR Advance through the purchase in the London Interbank Market of one or more eurodollar deposits in an amount equal to the principal amount of such Advance and having a maturity corresponding to its Interest Period.

     SECTION 2.11. QUOTATION OF RATES. It is hereby acknowledged that the Companies may call the Administrative Lender on or before the date on which notice of an elective interest rate is to be given by the Company in order to receive an indication of the LIBOR Rate then in effect, but that such indication shall not be binding upon the Administrative Lender and Lenders, nor affect the rate of interest which is thereafter actually in effect when the election is made.

     SECTION 2.12. BOOKING LOANS. Each Lender may make, carry, or transfer Advances at, to, or for the account of any of its branch offices or the office of any Affiliate, provided that, if any Lender shall elect to transfer any Advances from the original lending office, thereafter no such Lender shall be entitled to request any payments, compensation or reimbursement available to such Lender under Section 2.09 hereof if such costs, etc. would not have been incurred by such Lender if the transfer had not occurred.

     SECTION 2.13.  COLLATERAL AND COLLATERAL CALL.

     (a) COLLATERAL. Payment of the Obligation is secured by (i) a first perfected security interest granted by CMFRI in 100% of the stock of CRI and CMI, and a first perfected security interest granted by CRI and CMI in all of the Capital Stock of the Subsidiaries, if any, (ii) subject to Permitted Liens, a first perfected security interest in all of the accounts, equipment, inventory, chattel paper, general intangibles, certain real property and other tangible and intangible assets (both personal and real property) of CMI and CRI and the Subsidiaries, (iii) a Guaranty of the Obligation in the form of EXHIBIT E hereto of each Subsidiary (collectively, together with all other Properties or assets of all CMI, CRI, the Subsidiaries and other Persons securing the Obligation from time to time, the "Collateral"). The Companies agree that they will, and will cause the Subsidiaries to, execute and deliver, or cause to be executed and delivered, such documents as the Administrative Lender may from time to time reasonably request to create and perfect a first Lien for the benefit of the Administrative Lender and the Lenders in the Collateral.

     (b) COLLATERAL CALL. The Companies agree to cause each newly formed or acquired Subsidiary from time to time to execute a Guaranty of the Obligation in the form of EXHIBIT E hereto promptly upon becoming a Subsidiary of any Company. Each Company agrees to cause any Person owning any interest in CMI, CRI or any Subsidiary from time to time to immediately pledge such interest to secure the Obligation, pursuant to a pledge agreement substantially in the form of EXHIBIT F hereto. Each Company agrees to, and agrees to cause the Subsidiaries to, grant the Administrative Lender and the Lenders from time to time at the request of the Lenders a Lien on any of the Property of CMI, CRI or any Subsidiary not already constituting Collateral. In that regard, each Company shall, and shall cause the Subsidiaries to, use best efforts to assist the Administrative Lender and the Lenders in creating and perfecting a first Lien, subject to Permitted Liens, for the benefit of the Administrative Lender and Lenders securing the Obligation in any such Property of CMI, CRI and the Subsidiaries, including, without limitation, providing the Administrative Lender with title commitments, appraisals, surveys (with flood plain certification), mortgagee title insurance, evidence of insurance including flood hazard insurance, environmental audits, UCC-11 searches, Tax and Lien searches, recorded real estate documents, intellectual property documentation and registration and other similar types of documents, consents, Authorizations, instruments and agreements relating to all Property of each of CMI, CRI and the Subsidiaries as reasonably requested by the Lenders from time to time.


                                   ARTICLE III

                            LETTER OF CREDIT FACILITY


     SECTION 3.01. LETTER OF CREDIT COMMITMENT. Subject to the terms and conditions of this Agreement and each Application, and the satisfaction of each of the conditions precedent set forth in Section 4.04 hereof, each Lender agrees that the Administrative Lender shall, and the Administrative Lender agrees for the Ratable account of the Lenders to, issue Letters of Credit as requested by the Notification Agent on behalf of the Companies, provided that at no time shall the aggregate face amount of all Letters of Credit exceed the Letter of Credit Commitment. No Letter of Credit shall have an expiration date later than the Maturity Date.

     SECTION 3.02. APPLICATION FOR AND ISSUANCE OF LETTERS OF CREDIT. Each Letter of Credit issued under this Article III (i) shall be in a form acceptable to the Administrative Lender, (ii) shall be issued upon at least one Business Day's notice on such date as the Notification Agent may designate, (iii) shall be issued in a face amount not to exceed $1,000,000, (iv) shall be dated the date of issuance and (v) shall expire on such date as may be requested by the Notification Agent, but in no event later than the earlier of (a) 365 days after its issuance date or (b) the Maturity Date. The aggregate face amount of all Letters of Credit shall not exceed the Letter of Credit Commitment. The Notification Agent's request for each issuance of a Letter of Credit hereunder shall be via a duly executed and completed Application. Notwithstanding anything herein or in any other Loan Papers to the contrary, in no event shall the Companies be entitled to request the issuance of a Letter of Credit if the issuance of such Letter of Credit would cause the sum of (i) the aggregate face amount of all Letters of Credit, plus (ii) without duplication, the aggregate amount of Reimbursement Obligations, (iii) the aggregate amount of all Advances outstanding, to exceed the Commitment.

     SECTION 3.03. COMMISSION; PAYMENT OF DRAFTS DRAWN UNDER LETTERS OF CREDIT; INCORPORATION OF TERMS OF THE APPLICATIONS. For the issuance of each Letter of Credit, Companies shall, jointly and severally, pay the Administrative Lender for the Ratable account of the Lenders, fees as provided in Sections 2.03(d) and
(e) hereof, such fees to be payable immediately upon receipt by the Notification
Agent of an invoice related thereto.   All the terms and provisions of any and
all Applications under this Article III are incorporated herein by reference; provided, however, that in the event of a conflict between the provisions of this Agreement and any Application, the provisions of this Agreement shall control. The Companies shall, jointly and severally, pay to the Administrative Lender for the Ratable account of Lenders, on demand an amount equal to the face amount of each draft drawn or purporting to be drawn under a Letter of Credit, and otherwise in accordance with the terms of the Application. The Administrative Lender may debit Companies' account(s) with the Administrative Lender (up to the credit balance thereof) in order to pay each such draft, but the Administrative Lender shall not be required to effect any such debit. If Companies' account(s) have insufficient funds with which to pay such draft and if payment thereof is not otherwise made or provided for on the maturity date of the draft, the face amount of the maturing draft shall automatically be deemed to be a Base Rate Advance so long as there exists no Default or Event of Default and the total principal amount of all outstanding Advances (after treating the face amount of the draft as an Advance) would not exceed the Commitment minus the sum of the aggregate outstanding face amount of all Letters of Credit plus, without duplication, the aggregate amount of the Reimbursement Obligation. Administrative Lender shall promptly notify each other Lender of such Base Rate Advance. If such notice given by Administrative Lender is prior to 12:00 noon (New York time) such Lender shall, before 2:00 p.m. (New York time) on such date (or, if such notice is after 12:00 noon (New York time) then by 2:00 p.m. (New York time) on next following Business Day), make its Specified Percentage of such Base Rate Advance available to the Administrative Lender in accordance with the provisions of Section 2.02(a) hereof. Such Base Rate Advance shall be evidenced by a Notice of Borrowing to be received by the Administrative Lender not more than two Business Days following the date the draft matured. The failure of the Notification Agent to transmit such Notice of Borrowing shall not affect any Company's obligation to repay such amount.

     SECTION 3.04. FAILURE TO PAY DRAWS ON LETTERS OF CREDIT. If the Companies shall fail to pay the Administrative Lender the face amount of any draw on any Letter of Credit as provided in Section 3.03 (whether by the making of an Advance or otherwise), or if a Default or Event of Default shall exist at the time of any draw on any Letter of Credit, then the face amount of such draft shall be payable upon demand and until payment shall bear interest at the Highest Lawful Rate.

     SECTION 3.05. REIMBURSEMENT OBLIGATION OF THE LENDERS. Each Lender (including NationsBank of Texas, N.A. in its capacity as a Lender) agrees that it shall be unconditionally and irrevocably liable, without regard to the occurrence of any Default or Event of Default, to reimburse the Administrative Lender on demand for such Lender's Specified Percentage of the amount of each draft paid by the Administrative Lender in respect of any Letter of Credit, to the extent that such amount is not reimbursed to the Administrative Lender by the Companies. If the Administrative Lender is required at any time (whether before or after the expiration date of any Letter of Credit) to return to any Company or to a trustee, receiver, liquidator, custodian or other similar official any portion of the payments made by or on behalf of any Company to the Administrative Lender in reimbursement of payments made by the Administrative Lender under any Letter of Credit and interest thereon, each Lender shall, upon demand by the Administrative Lender, forthwith pay over to the Administrative Lender, such Lender's Specified Percentage of such amount. All amounts payable by any Lender under this Section 3.05 shall include interest thereon from the day the applicable draw is made (or the date such Lender was to have made such reimbursement payment, as appropriate), to but not including the date such amount is paid by such Lender to the Administrative Lender, at a per annum rate equal to the Federal Funds Rate. The obligations of the Lenders under this
Section 3.05 shall continue after the Maturity Date and survive any termination of this Agreement.

     SECTION 3.06. SHARING OF PAYMENTS. Each payment made by a Lender pursuant to Section 3.06 shall be treated as the purchase by such Lender of a participating interest in the Reimbursement Obligation in an amount equal to such payment. Each Lender shall share in any interest which accrues and is paid by the Companies according to such Lender's Specified Percentage. All amounts recovered by the Administrative Lender or any Lender hereunder or under any other Loan Papers and which are applied to the Reimbursement Obligation shall be distributed to the Lenders according to their Specified Percentages.

     SECTION 3.07. DUTIES OF THE ADMINISTRATIVE LENDER. The Administrative Lender agrees with each Lender that it will exercise and give the same care and attention to each Letter of Credit as it gives to its other letters of credit, and the Administrative Lender's sole liability to each Lender shall be to distribute promptly to each Lender, as and when received by the Administrative Lender, each Lender's Specified Percentage of any payments made to the Administrative Lender by any Company under this Article III. Each Lender and each Company agrees that, in paying any draft, the Administrative Lender shall not have any responsibility to obtain any document (other than the drafts, certificates and other documents required by the Letter of Credit and/or this Agreement) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the person delivering any such document. None of the Administrative Lender or its respective representatives, directors, officers, employees, attorneys or agents shall be liable to any Lender or any Company for (i) any action taken or omitted in connection herewith at the request or with the approval of any Lender in its capacity as the Administrative Lender, (ii) any action taken or omitted in the absence of gross negligence and the absence of wilful misconduct, (iii) any recitals, statements, representations or warranties contained in any document distributed to any Lender, (iv) the creditworthiness of the Companies or (v) the execution, effectiveness, genuineness, validity or enforceability of any Loan Papers or any other document contemplated hereby or thereby. The Administrative Lender and its officers, directors, employees, attorneys and agents shall be entitled to rely and shall be fully protected in relying on any writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telex or teletype message, statement, order, or other document or conversation believed by it or them to be genuine and correct and to have been signed or made by the proper person and, with respect to legal matters, upon opinions of counsel selected by the Administrative Lender.

     SECTION 3.08. LENDERS, GENERALLY. No Lender shall be liable for the performance or nonperformance of the obligations of any other Lender under this
Article III.

     SECTION 3.09. GENERAL PROVISIONS. At no time shall the aggregate outstanding face amount of all Letters of Credit exceed the lesser of (a) the Letter of Credit Commitment and (b) the Commitment minus the sum of (i) the total aggregate outstanding Advances, plus (ii) the aggregate Reimbursement Obligation. No Letter of Credit shall have an expiration date later than the Maturity Date.


                                   ARTICLE IV

                              CONDITIONS PRECEDENT

     SECTION 4.01. CONDITIONS PRECEDENT TO THE CLOSING DATE. The obligation of each Lender to enter into this Agreement on the Closing Date shall be subject to the conditions precedent that on the Closing Date:

     (a) The making of the Commitment, the Letter of Credit Commitment, the Revolving Credit Loans and the Letters of Credit shall not contravene any Law applicable to the Administrative Lender or any Lender.

     (b) There shall have occurred no material adverse change in the Companies' business, assets or financial condition since June 3, 1994.

     (c) The Companies shall have delivered to the Administrative Lender (i) an executed copy of each Fee Letter, (ii) an executed copy for each Lender of the Credit Agreement, the Security Agreement, each Pledge Agreement and the Safekeeping Agreement, and (iii) an executed and completed Note for each Lender.

     (d) The Companies shall have (i) paid accrued commitment fees through the Closing Date in accordance with the terms and conditions of Section 2.03(a) hereof, (ii) paid all other fees (including the facility fee) due and payable on the Closing Date in accordance with the terms of the Fee Letters and (iii) reimbursed the Administrative Lender for all legal fees incurred by the Administrative Lender in connection with this transaction through the Closing Date.

     SECTION 4.02. CONDITIONS PRECEDENT TO THE INITIAL ADVANCE OR THE INITIAL ISSUANCE OF LETTERS OF CREDIT. The obligation of each Lender to make the Initial Advance or of the Administrative Lender to issue the first Letter of Credit hereunder (if issued prior to the Initial Advance) shall be subject to the further conditions precedent that on the Effective Date:

     (a) The making of the Commitment, the Letter of Credit Commitment, the Revolving Credit Loans and the Letters of Credit shall not contravene any Law applicable to the Administrative Lender or any Lender.

     (b) There shall have occurred no material adverse change in the Companies' business, assets or financial condition since June 3, 1994.

     (c) Each Company shall have delivered a Note for each Lender to each such Lender, the Pledge Agreements granting the Lenders a first and prior security interest in the Pledged Interests together with the stock certificates for all of the Capital Stock with duly executed stock powers in blank, the stock certificates for all of the Capital Stock of CMFRI and the Safekeeping Agreement in form and substance satisfactory to the Administrative Lender with respect to the Capital Stock of CMFRI, and all Security Documents, other Loan Papers and other documents and instruments requested by the Administrative Lender and Lenders granting and perfecting a first and prior security interest and Lien in all Collateral.

     (d) The Companies shall have delivered to each Lender a certificate, dated as of the Effective Date, executed by an Authorized Officer, certifying that (i) no Default or Event of Default has occurred and is continuing, (ii) the representations and warranties set forth in Article V hereof are true and correct, (iii) each of the Companies has complied with all agreements and conditions to be complied with by it under the Loan Papers by such date, and
(iv) the Companies have received the proceeds from an aggregate equity investment in the Companies in an amount not less than $12,000,000.

     (e) Each Company shall have delivered to each Lender a certificate, dated as of the Effective Date, executed by an Authorized Officer, certifying (i) that attached copies of the certificates of organization certified by the Secretary of States of the appropriate states for the Companies, and bylaws or partnership agreements, as appropriate, delivered to each Lender for each of the Companies are true and complete, and in full force and effect, without amendment except as shown, (ii) that a copy of the resolutions for each of the Companies authorizing execution and delivery of this Agreement and any Loan Papers, as appropriate, are true and complete, and that such resolutions are in full force and effect, were duly adopted, have not been amended, modified, or revoked, and constitute all resolutions adopted with respect to this loan transaction, (iii) that copies of certificates of good standing and certificates of existence for each of the Companies, as appropriate, for each state in which any Company is operating, have been issued within 30 days prior to the Effective Date and delivered to the Lenders in accordance with Section 4.02(j) below, (iv) that none of the Companies has any Non-Compete Agreements, (v) that a copy of each Management Agreement is attached and it is true, complete and correct, (vi) that the copy of each Acquisition Agreement delivered to each Lender in accordance with Section 4.02(f) below is true, complete and correct as of the Effective Date, (vii) that the copy of the Subordinated Notes together with a list of payees delivered to each Lender in accordance with Section 4.02(f) below is true, complete and correct as of the Effective Date and that the copies delivered in accordance with Section 4.02(f) below constitute all of the Subordinated Note Agreements,
(viii) that the Pledged Interests have been issued and are outstanding and (ix) as to the incumbency, name, and signature of each officer of each Company authorized to sign this Agreement and the Loan Papers, as applicable, and any amendments to this Agreement and the Loan Papers on its behalf. The Administrative Lender and the Lenders may conclusively rely on the certificate delivered pursuant to this subsection until they receive notice in writing to the contrary.

     (f) The appropriate parties shall have executed and delivered each of the Acquisition Agreements, the Subordinated Note Agreements and all related documentation, and the Administrative Lender shall have received (i) copies of all Acquisition Agreements and Subordinated Note Agreements, certified by an Authorized Officer to be true and correct copies of such documents as of the Effective Date and having been duly authorized with respect to each party thereto, (ii) a certificate from an Authorized Officer that the Acquisitions shall have been consummated in accordance with the terms of the Acquisition Agreements, without amendment, supplement or waiver in any respect or failure to satisfy any condition contained therein except those specifically consented to by the Lenders in writing, (iii) a certificate from an Authorized Officer stating that CSC owns, directly or indirectly, not less than 100% of CMFRI and that CMFRI owns not less than 100% of each Company, and (iv) evidence that CSC, CMFRI and each Company have received all final and unappealable Authorizations (including without limitation, FCC License transfer approvals) required in connection with the Acquisitions.

     (g) Each Lender shall have received (i) the opinion of Sullivan & Cromwell, counsel to CSC, the Companies and the Subsidiaries, dated the Effective Date and substantially in the form of EXHIBIT I-1 hereto, (ii) the opinion of Waters, McPherson, McNeill, P.A., special counsel to CSC, CMFRI, the Companies and the Subsidiaries, dated the Effective Date and substantially in the form of EXHIBIT I-2 hereto with regard to matters under the laws of the State of New Jersey, and (iii) the opinion of Robert S. Lemle, Esq., General Counsel of CSC, dated the Effective Date, in the form of EXHIBIT I-3 hereto.

     (h) Each Lender shall have received an opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., special counsel for FCC matters to CSC, CMFRI, the Companies, and the Subsidiaries, dated the Effective Date and substantially in the form of EXHIBIT J hereto.

     (i) Each Lender shall have received, in form and substance satisfactory to it, (i) certificates from the Secretary of State and other appropriate officials of the applicable states of organization certifying that each Company is a corporation duly organized, validly existing, and in good standing in their respective jurisdictions of organization as of the respective dates thereof, and (ii) certificates of appropriate authorities of all jurisdictions where each Company is required to be qualified to do business, to the effect that it is in good standing and duly qualified to transact business in such jurisdictions.

     (j) Delivery to the Administrative Lender of this Agreement and all Loan Papers required to be delivered prior to such date to the Lenders, all in form and substance reasonably satisfactory to the Lenders and completed and executed by each Company.

     (k) Delivery to the Administrative Lender copies of all legal opinions from counsel representing any Company or CSC rendered in connection with the Acquisitions (FCC, corporate and otherwise) together with letters from each such counsel authorizing the Administrative Lender, on behalf of the Lenders, to rely on each such opinion.

     (l) Each Lender shall have received each of the following, in form and substance satisfactory to the Administrative Lender, the Lenders and Special
Counsel:

                    (i) the results of UCC and other Lien searches against the assets of CMFRI, each Company, the Subsidiaries and the System showing no Liens against any them and their properties and assets (including the Collateral) except (A) those securing the Obligation, (B) Permitted Liens, and (C) those Liens for which releases are being delivered to the Administrative Lender on the Effective Date concurrent with the consummation of the Acquisitions;

                    (ii) as of and for the calendar year ended December 31, 1993, income statements of the Systems for such period, in reasonable detail and certified by an Authorized Officer to the best of his/her knowledge to be complete and correct and prepared consistently with past practices and substantially in accordance with generally accepted accounting principles, subject to year-end adjustment;

                    (iii) a Compliance Certificate computed after giving effect to the Initial Advance;

                    (iv) copies of all Authorizations and consents, waivers or other evidence from all stockholders, Tribunals and other material third parties of all approvals and waivers (including without limitation FCC approvals and CATV Franchises) necessary or appropriate to permit the Acquisition and the other transactions contemplated hereby (including, without limitation, final and unappealable approval from the State of New Jersey);

                    (v) in form reasonably satisfactory to the Lenders and Special Counsel, certified copies of all Capital Leases of the Companies and the Subsidiaries, amended or modified, together with schedules listing all property leased thereunder and all other information reasonably requested by any Lender with respect thereto;

                    (vi) payment of all fees (including the facility fee and the commitment fee through the Effective Date) and reimbursement to the Administrative Lender of all legal fees incurred in connection with this transaction through the Effective Date;

                    (vii) copies of insurance binders or certificates covering the assets of the Companies and the Subsidiaries (including the Systems) showing the Administrative Lender, on behalf of the Lenders, as loss payee or additional insured where appropriate and evidence of flood insurance on all real Property owned by the Companies; and

     (m) All Authorizations shall be in form and substance acceptable to the Lenders and all such Authorizations, assignments, agreements, consents, easements, leases, privileges and rights are, to the best knowledge of the Companies after reasonable investigation, in full force and effect and are not subject to any pending reversal or cancellation.

     (n) The Companies shall have entered into a Management Agreement in form and substance acceptable to the Lenders in the form of EXHIBIT L hereto.

     (o) The Companies shall have delivered new and updated Schedules to this Agreement, which such schedules shall reflect no changes that are material and adverse to the interests of the Lenders.

     (p) The System and all other assets acquired by CMFRI pursuant to or in accordance with the Acquisition shall have been acquired by CMFRI, and CMFRI shall have fully and irrevocably assigned and sold the System and such assets to CMI and/or CRI.

     (q) The Administrative Lender and each Lender shall have received copies of all documents or other instruments that it may reasonably request in connection with transactions contemplated hereby and by the Acquisition. All such documents and instruments must be in form and substance reasonably satisfactory to the Lenders. Since the Closing Date, none of CSC, CMFRI, any Company or any Subsidiary has agreed to any amendment, waiver or consent of any term or provision of the Acquisition Agreement or any document related thereto.


     SECTION 4.03. CONDITIONS PRECEDENT TO ALL ADVANCES (OTHER THAN REFINANCING ADVANCES). The obligation of each Lender to make each Advance (including the Initial Advance but excepting any Refinancing Advance) shall be subject to the further conditions precedent that on the date of such Advance the following statements shall be true (and the delivery of each notice of borrowing under Section 2.02(a) hereof or the failure to deliver a notice under Section 2.05(a) hereof shall constitute a representation that on the disbursement date they are true):

          (a) The representations and warranties contained in Article V hereof are true and correct on such date, as though made on and as of such date, except to the extent expressly made only as of a prior date; and

          (b) No Default or Event of Default shall exist on any such date, and no Default or Event of Default would result from such Advance (including the intended application of the proceeds of such Advance); and

          (c) There shall have occurred no material adverse change in the Companies' business, assets or financial condition since June 3, 1994; and

          (d) The sum of (i) all Advances outstanding on the date of such Advance (after giving effect to the proposed Advance to be made on such date) plus (ii) the aggregate face amount of all outstanding Letters of Credit, plus
(iii) the sum of the aggregate Reimbursement Obligation, shall not exceed the Commitment.

     SECTION 4.04. CONDITIONS PRECEDENT TO THE ISSUANCE OF EACH LETTER OF CREDIT. The obligation of the Administrative Lender to issue any and each Letter of Credit shall be subject to the further conditions precedent that on the date of such Letter of Credit the following statements shall be true (and the Notification Agent's request for a Letter of Credit hereunder shall constitute a representation by the Companies that on such date they are true):

          (a) The representations and warranties contained in Article V hereof are true and correct on such date, as though made on and as of such date, except to the extent expressly made only as of a prior date; and

          (b) No Default or Event of Default shall exist on any such date, and no Default or Event of Default would result from the issuance of such Letter of Credit (including the intended use of such Letter of Credit); and

          (c) There shall have occurred no material adverse change in the Companies' business, assets or financial condition since June 3, 1994; and

          (d) The sum of (i) all Advances outstanding on the date of such Letter of Credit request plus (ii) the aggregate face amount of all outstanding Letters of Credit (after giving effect to the proposed Letter of Credit to be made on such date), plus (iii) the sum of the aggregate Reimbursement Obligation, shall not exceed the Commitment; and

          (e) A duly completed, executed and delivered Application (executed by each Company) with respect to such Letter of Credit shall have been received by the Administrative Lender.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

     The Companies jointly and severally represent and warrant that the following are true and correct:

     SECTION 5.01. ORGANIZATION, QUALIFICATION AND CAPITALIZATION. CMFRI, each Company and each Subsidiary that is a corporation is duly organized, validly existing and in good standing under the Laws of its state of organization. Any Subsidiary that is a partnership, is a partnership duly organized, validly existing and in good standing under the Laws of the state of its organization. CMFRI, each of the Companies and the Subsidiaries is qualified to do business in all jurisdictions where the nature of its business or Properties require such qualification, except where the failure to do so is not reasonably likely to have a Material Adverse Effect. Set forth on SCHEDULE 5.01 attached hereto is a complete and accurate listing, after the consummation of the Acquisitions, showing CMFRI, each Company and each Subsidiary, (a) the jurisdiction of its organization and its mailing address, which is the principal place of business and executive offices of CMFRI, each Company and each such Subsidiary unless otherwise indicated, (b) the classes of its Capital Stock and the numbers or amounts of its Capital Stock authorized and outstanding, (c) each record and beneficial owner of its outstanding Capital Stock on the date hereof, indicating the ownership percentages, and (d) all outstanding options, rights, rights of conversion, redemption, purchase or repurchase, rights of first refusal and similar rights relating to the Capital Stock of CMFRI, each Company and each such Subsidiary, as appropriate. CMFRI, each of the Companies and the Subsidiaries has all requisite corporate or partnership power and authority to own, operate and encumber its Property and to conduct its business as presently conducted and as proposed to be conducted following the consummation of the transactions contemplated by this Agreement. All of the outstanding Capital Stock of each corporate Subsidiary is validly issued, fully paid and nonassessable and all of the outstanding Capital Stock of CMFRI, each Company has been duly authorized and validly issued. All of such Capital Stock is owned free and clear of all Liens, including any restrictions on hypothecation or transfer, except Liens described on SCHEDULE 7.04 attached hereto.

     SECTION 5.02. DUE AUTHORIZATION; VALIDITY. (a) The Board of Directors of CMFRI, each Company and each corporate Subsidiary and (b) the general partner of each Subsidiary that is a partnership has duly authorized the execution, delivery and performance of the Loan Papers to be executed by each such entity. No consent of the shareholders of CMFRI, any Company or the shareholders of partners of any Subsidiary (except any consent already obtained) is required as a prerequisite to the validity and enforceability of any Loan Papers or any other document contemplated hereby. Each of CMFRI, the Companies and each of the Subsidiaries has full legal right, partnership or corporate power, as appropriate, and authority to execute, deliver and perform its obligations under the Loan Papers to be executed and delivered by it. The Loan Papers constitute the legal, valid and binding respective obligations of CMFRI, the Companies and the Subsidiaries, as appropriate, enforceable against such entities in accordance with their terms (subject as to enforcement of remedies to any applicable bankruptcy, reorganization, moratorium or similar Laws or principles of equity affecting the enforcement of creditors' rights generally).

     SECTION 5.03. CONFLICTING AGREEMENTS AND OTHER MATTERS. There exists no breach, default or event of default under any agreement, Authorization or other relationship of CMFRI, any Company or any Subsidiary that is reasonably likely to have a Material Adverse Effect. The execution or delivery of the Loan Papers, and performance thereunder by CMFRI, the Companies and the Subsidiaries, does not conflict with, or result in a material breach of the terms, conditions or provisions of, or constitute a material default under, or result in any material violation of, or result in the creation of any material Lien (other than in favor of the Administrative Lender) upon any Property of CMFRI, any Company or any Subsidiary under any Authorization or Law, or any material agreement, document, instrument executed by such Person. The execution or delivery of the Loan Papers, and performance thereunder by CMFRI, the Companies and the Subsidiaries, does not require any consent (other than consents already obtained), approval, or other action by, notice to, or filing with any Tribunal or Person pursuant to any award of any arbitrator, or any agreement, instrument, or Law to which CMFRI, any Company or any Subsidiary or any of their Property is subject. The execution or delivery of the Loan Papers, and performance thereunder by CMFRI, the Companies and the Subsidiaries, does not require any consent (other than consents already obtained), approval, or other action by, notice to, or filing with any Tribunal or Person pursuant to the articles of organization or incorporation or partnership agreement, as appropriate, or bylaws of CMFRI, the Companies and the Subsidiaries. No Authorization which has not been obtained by CMFRI, the Companies or the Subsidiaries is required to authorize, or is required in connection with, the execution, delivery and performance of any of the Loan Papers or the operation of any CATV System.

     SECTION 5.04. FINANCIAL STATEMENTS. The financial statements of the Companies, the Subsidiaries and the Systems delivered to the Administrative Lender and the Lenders fairly present in all material respects their financial condition and the financial condition of the System and the results of operations as of the dates and for the periods shown for the Companies and the System, all in accordance with GAAP, subject to customary year end adjustments and accruals. The latest of such financial statements reflects all material liabilities, direct and contingent, of CMFRI, each Company and Subsidiary that are required to be disclosed in accordance with GAAP. As of the date of the latest of such financial statements, there were no Guaranties, liabilities for Taxes, forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are substantial in amount and that are not reflected on such financial statements or otherwise disclosed in writing to the Administrative Lender. Since the date of the Projections, there has been no event or circumstance which is reasonably likely to have a Material Adverse Effect. CMFRI, each Company and each Subsidiary is Solvent. The Projections delivered to the Administrative Lender and the Lenders were prepared in good faith and management believes them to be based on reasonable assumptions and to fairly present the projected financial condition of CMFRI, the Companies and the System and the projected results of operations as of the dates and for the periods shown for CMFRI, the Companies and the Systems.

     SECTION 5.05. LITIGATION. Shown on SCHEDULE 5.05 attached hereto is all Litigation that is pending or, to the best of any of the Companies' knowledge, threatened against CMFRI, any Company or any Subsidiary on the date of this Agreement. There is no pending or, to the best of any of the Companies' knowledge, threatened Litigation against CMFRI, any Company or any Subsidiary that is reasonably likely to have a Material Adverse Effect.

     SECTION 5.06. COMPLIANCE WITH LAWS REGULATING THE INCURRENCE OF DEBT. No proceeds of any Advance will be used directly or indirectly by any Company to acquire any security in any transaction which is subject to Sections 13 and 14 of the Securities Exchange Act of 1934, as amended. No Company or Subsidiary is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock. Following the Companies' intended use of the proceeds of each Advance, no assets of any of the Companies or any of the Subsidiaries, will be "margin stock" within the meaning of Regulation U. None of the Companies or Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940, the Interstate Commerce Act (as any of the preceding acts have been amended), or any other Law that the incurring of Debt by the Companies or Subsidiaries would violate in any material respect, including without limitation Laws relating to common or contract carriers or the sale of electricity, gas, steam, water or other public utility services.

     SECTION 5.07. AUTHORIZATIONS, TITLE TO PROPERTIES AND RELATED MATTERS. CMFRI, the Companies and the Subsidiaries possess all Authorizations necessary and appropriate to own, operate and construct the CATV Systems or otherwise for the operation of their businesses and are not in violation thereof in any material respect. All such Authorizations are in full force and effect, all such material Authorizations are listed on SCHEDULE 5.07 hereto, and no event has occurred that permits, or after notice or lapse of time could permit, the revocation, termination or modification of any Authorization which is necessary or appropriate to own, operate and construct the CATV Systems or otherwise material for the operation of any such business, which is reasonably likely to have a Material Adverse Effect. None of CMFRI or any Company is in violation of any material duty or obligation required by the Communications Act of 1934, as amended, or any material FCC rule or regulation applicable to the operation of any portion of any of the Systems, except as disclosed on SCHEDULE 5.07 hereto. There is not pending or, or to the best knowledge of any Company, threatened, any action by the FCC to modify, revoke, cancel, suspend or refuse to renew any Authorization. There is not now issued or outstanding or, to the best knowledge of any Company, threatened, any notice of any hearing, violation or material complaint against any Company or any Subsidiary with respect to the operation of any portion of the System and no Company has any knowledge that any Person intends to contest renewal of any Authorization, except as disclosed on SCHEDULE
5.07 hereto. Each Company and each Subsidiary has full partnership or corporate power (as appropriate), authority and legal right to own and operate its Property and to conduct its business. Each has good title to its Property, subject to no Lien of any kind, except Permitted Liens. No Company or any Subsidiary is in violation of its respective articles of organization or incorporation or partnership agreement (as applicable) or bylaws. None of the Companies or the Subsidiaries is in violation of any Law, or material agreement or instrument binding on or affecting it or any of its Properties, the effect of which could reasonably be expected to have a Material Adverse Effect. No business or Properties of any Company or Subsidiary is presently affected by any strike, lock-out or other labor dispute, drought, storm, earthquake, embargo, act of God or public enemy, or other casualty, except any such event that is not reasonably likely to have a Material Adverse Effect.

     SECTION 5.08. OUTSTANDING DEBT. None of CMFRI, the Companies or the Subsidiaries have any outstanding Debt, Guaranties or Liens, except Permitted Liens and as otherwise shown on SCHEDULES 5.08, 7.03 AND 7.04 attached hereto. No breach, default or event of default exists under any document, instrument or agreement evidencing or otherwise relating to any Debt.

     SECTION 5.09. TAXES. Each of CMFRI, each Company and each Subsidiary has filed all federal, state and other Tax returns which are required to be filed, and has paid all Taxes as shown on said returns, as well as all other Taxes, to the extent due and payable. All Tax liabilities of each of the Companies and each of the Subsidiaries are adequately provided for on their books, including interest and penalties, and adequate reserves have been established therefor in accordance with GAAP. No income Tax liability has been asserted by taxing authorities for Taxes in excess of those already paid, and no taxing authority has notified any Company or any of the Subsidiaries of any deficiency in any Tax return, other than those that are being diligently contested by a Company in good faith and for which adequate reserves have been established in accordance with GAAP. There are no tax agreements in effect among or with respect to any Company or any Subsidiary, except those tax agreements described on SCHEDULE
5.09 hereto, a copy of each of which has been delivered to the Administrative Lender, or if such tax agreement is executed after the Closing Date, those tax agreements an executed copy of which have been delivered each Lender.

     SECTION 5.10. ERISA. Each Plan of any Company or any Subsidiary has, to the extent applicable, satisfied the minimum funding standards under all Laws applicable thereto, and no Unfunded Liabilities exist, except as set forth on
SCHEDULE 5.10 hereto. None of the Companies or the Subsidiaries have incurred any material liability to the PBGC with respect to any Plan. No ERISA Event has occurred with respect to any Plan of any Company or any Subsidiary. No Company has participated in any non-exempt Prohibited Transaction with respect to any Plan or trust created thereunder, and the consummation of the transactions contemplated hereby will not involve any non-exempt Prohibited Transaction, assuming the amounts being loaned to the Companies (a) do not (i) constitute assets allocated to any separate account maintained by the Lenders in which an employee benefit plan has an interest or (ii) plan assets as defined in 29 C.F.R. Section 2510.3-101 or (b) are from a bank collective investment fund and the transactions satisfy Prohibited Transaction Class Exemption 91-38. None of the Companies, the Subsidiaries or any ERISA Affiliate has incurred any Withdrawal Liability to any Multiemployer Plan or currently contributes or is required to contribute to a Multiemployer

Plan. No event has occurred which could result in the Companies', the Subsidiaries' or any ERISA Affiliates' incurring any Withdrawal Liability to any Multiemployer Plan.

     SECTION 5.11. ENVIRONMENTAL MATTERS. Each of the Companies and the Subsidiaries has obtained all environmental, health and safety permits, licenses and other authorizations required to carry on its business as being conducted under all Applicable Environmental Laws in effect on the date such representation is being made. Each of such permits, licenses and authorizations is in full force and effect and each of the Companies and the Subsidiaries is in compliance with the terms and conditions thereof, and is also in compliance with all other material limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any Applicable Environmental Law in effect on the date such representation is being made or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, other than those requirements that are being diligently contested in good faith by a Company and for which adequate reserves have been established in accordance with GAAP. In addition, no written notice, notification, demand, request for information, citation, summons or order has been issued, no written complaint has been filed, no penalty has been assessed and no investigation or review is pending or, to the knowledge of any Company or any Subsidiary, threatened by any Tribunal with respect to any alleged failure by any Company or any Subsidiary to have any environmental, health or safety permit, license or other authorization required under any Applicable Environmental Law in connection with the conduct of the business of any Company or any Subsidiary or with respect to any generation, treatment, storage, recycling, transportation, discharge, disposal or release of any Hazardous Materials by any Company or any Subsidiary. On the Closing Date and on the Effective Date, there are no material liabilities resulting from a violation of any Applicable Environmental Law. After the Effective Date, there are no environmental liabilities of any Company or any Subsidiary except as disclosed to the Lenders in writing. None of the Companies, CMFRI or, to the best of each Company's knowledge, the Seller, have conducted any environmental studies and/or reports in connection with the real Property to be acquired by the Companies pursuant to the Acquisition. No Hazardous Materials are generated or produced at or in connection with the Properties and operations of any of the Companies or any of the Subsidiaries.
No Hazardous Materials have been disposed of or otherwise released on or to any Property on which any operations of any Company or any Subsidiary are conducted, except in compliance with Applicable Environmental Laws or to the extent that such disposal or release is not likely to have a Material Adverse Effect.

     SECTION 5.12. DISCLOSURE. None of the Companies or the Subsidiaries has made a material misstatement of fact, or failed to disclose any fact necessary to make the facts disclosed taken as a whole not misleading, to the Administrative Lender or any Lender during the course of application for and negotiation of any Loan Papers or otherwise in connection with any Advances.

     SECTION 5.13. CERTAIN AGREEMENTS. The Capitalized Lease Obligations have been duly authorized, executed and delivered by the respective Company or Subsidiary, as appropriate, and (to the best of the Companies' knowledge) the other parties thereto. There is no litigation, or claim of breach or default, pending or threatened with respect to any Capitalized

Lease Obligations, or, to the best of knowledge of the Companies, any basis for any such litigation or claim. The Companies have provided, or caused to be provided, to the Administrative Lender complete and correct copies of or access to the Capitalized Lease Obligations, all as amended to date, together with all exhibits and schedules thereto.

     SECTION 5.14. VALID ISSUANCE OF SECURITIES. The Capital Stock of CMFRI, each Company and each Subsidiary when issued and sold was exempt from registration or qualification under applicable federal or state securities laws.


     SECTION 5.15. CERTAIN FEES. No broker's, finder's, management fee or other fee or commission will be payable by CMFRI, any Company or any Subsidiary (other than to the Lenders hereunder) with respect to the making of Advances hereunder.

     SECTION 5.16. INTELLECTUAL PROPERTY. The Companies and the Subsidiaries have obtained all material patents, trademarks, service-marks, trade names, copyrights, licenses and other rights, free from material restrictions, which are necessary for the operation of their respective businesses as presently conducted and as proposed to be conducted. Nothing has come to the attention of any Company to the effect that (a) any process, method, part or other material presently contemplated to be employed by any Company may infringe any material patent, trademark, service-mark, trade name, copyright, license or other right owned by any other Person, or (b) except as shown as SCHEDULE 5.05 attached hereto, there is pending or overtly threatened any material claim or litigation against or affecting any Company contesting its right to sell or use any such material process, method, part or other material.

     SECTION 5.17. APPLICATION OF REPRESENTATIONS AND WARRANTIES; SURVIVAL. To the extent any Company has any Subsidiaries, the representations and warranties made under this Agreement shall be deemed applicable to each of them as of the formation or acquisition of such Subsidiary and at and as of each date the representations and warranties are remade pursuant to this provision. All representations and warranties made under this Agreement shall survive, and not be waived by, the execution hereof by the Administrative Lender and the Lenders, any investigation or inquiry by the Administrative Lender or any Lender, or by the making of any Advance under this Agreement.

     SECTION 5.18. ACQUISITIONS. (a) The execution, delivery and performance by Sellers, CMFRI and the Companies of the respective Acquisition Agreements to which each is a party, the consummation of the Acquisitions in accordance therewith and the execution and delivery of the Subordinated Note Agreements, are within the corporate or individual powers of each signatory thereto, require no action by or in respect of, or registration or filing with, or exemption from any governmental body, agency or official that will not have been taken as of the Effective Date and, with respect to each that is a corporation have been duly authorized by all necessary corporate action, provided that, with respect to the Sellers only, any dispute, breach or alleged breach of the above representation and warranty among the partners of the Sellers that does not affect any Company or CMFRI shall not constitute a breach of this representation and warranty. The execution, delivery and performance by Sellers, CMFRI and the Companies of the respective Acquisition Agreements, the consummation of the Acquisitions in accordance therewith and the execution and delivery of the Subordinated Notes and the Subordinated Note Agreements by CMFRI, will not contravene or conflict with or constitute (with or without the giving of notice or lapse of time or both) a default or breach under, or result in a termination event or an acceleration of any obligation arising, existing or created by or under, or result in the creation or imposition or material modification of (or obligation to create or impose) any Lien (other than the Liens created by the Loan Papers and Permitted Liens) on any of the assets or properties of any Company or any Subsidiary of any Company or on any of the Capital Stock of any Company under any provision of any Applicable Law or regulation or charter document of any of CMFRI, any Company or any Subsidiary of any Company or of any agreement or instrument evidencing or governing Debt of any Company or any Subsidiary of any Company or CMFRI or of any judgment, injunction, order, decree, agreement or other instrument binding upon any Company, any Subsidiary or CMFRI.

     (b) CSC is the legal and beneficial owner of 100% of the Capital Stock of CMFRI, and CMFRI is the legal and beneficial owner of 100% of the Capital Stock of CMI and CRI. No Company, CSC, or CMFRI has granted or issued, or agreed to grant or issue, any options, warrants or similar rights to any Person to acquire any Capital Stock of CMFRI, any Company or any Subsidiary. None of the Companies, CSC, CMFRI nor any Subsidiary has granted or issued, or agreed to grant or issue, any options, warrants or similar rights to any Person to acquire any Capital Stock of any Subsidiary.

     (c) The Companies have previously delivered to the Lenders a true and correct copy of each Acquisition Agreement as executed and delivered by the respective parties thereto. Each of the representations and warranties contained in each Acquisition Agreement is true and correct in all material respects on the date(s) when made. No rights of cancellation or rescission and no material defaults exist with respect to any of the Acquisition Agreements.


                                   ARTICLE VI

                              AFFIRMATIVE COVENANTS

     So long as the Commitment, the Letter of Credit Commitment, any Letter of Credit, any Advance or any portion of the Obligation is outstanding, or the Companies owe any other amount hereunder:

     SECTION 6.01. COMPLIANCE WITH LAWS. The Companies shall, and shall cause the Subsidiaries to, comply in all material respects with all Applicable Laws, including without limitation compliance with ERISA and all applicable federal and state securities Laws, other than any such Laws the noncompliance with which is not reasonably likely to have a Material Adverse Effect, or which is being diligently contested in good faith by a Company and for which adequate reserves have been established in accordance with GAAP.

     SECTION 6.02. INSURANCE. Each Company shall, and shall cause each Subsidiary to, (a) keep its towers, head-end sites and offices and other insurable Properties adequately insured at all times by reputable insurers to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies similarly situated and in the same or similar businesses, (b) maintain in full force and effect public liability (including liability insurance for all vehicles and other insurable Property) and worker's compensation insurance, in amounts customary for such similar companies to cover normal risks, (c) maintain business interruption insurance for each CATV System in amounts customary for similar companies, and (d) maintain such other insurance as may be required by Law or as is customary for similar companies, provided that such insurance policies will show the Administrative Lender, on behalf of the Lenders, as loss payee or additional insured, where appropriate. The Companies shall deliver evidence of renewal of each insurance policy on or before the date of its expiration, and from time to time shall deliver to the Administrative Lender, upon demand, certificates or binders evidencing the maintenance of such insurance.

     SECTION 6.03. INSPECTION RIGHTS. Each Company shall, and shall cause each Subsidiary to, permit the Administrative Lender or any Lender, upon two days notice or such lesser notice as is reasonable under the circumstances, to examine and make copies of and abstracts from their records and books of account, to visit and inspect their Properties.

     SECTION 6.04. RECORDS AND BOOKS OF ACCOUNT; CHANGES IN GAAP. Each Company shall, and shall cause each Subsidiary to, keep adequate records and books of account in conformity with GAAP. No Company shall, nor shall any Company permit any Subsidiary to, change its method of financial accounting, except as required or permitted by GAAP.

     SECTION 6.05. REPORTING REQUIREMENTS. The Companies shall furnish to each Lender and the Administrative Lender:

     (a) As soon as available and in any event within 30 days after the end of each month, consolidated and consolidating cash flow statements, and certified by an Authorized Officer (without personal liability) as prepared in accordance with GAAP, and fairly presenting the financial condition and results of operations of the Companies and the Subsidiaries;

     (b) As soon as available and in any event within 60 days after the end of each of the Companies' fiscal quarters, (i) consolidated and combining balance sheets of the Companies and the Subsidiaries as of the end of such quarter, and consolidated and combining statements of income, and a consolidated and combining statement of changes in cash flow of the Companies for such quarter and for the portion of the fiscal year ending with such quarter, setting forth, in comparative form, figures for the corresponding periods in the previous fiscal year, all in reasonable detail, and certified by an Authorized Officer as prepared in accordance with GAAP, and fairly presenting the financial condition and results of operations of the Companies and the Subsidiaries, and (ii) detailed reports of Capital Expenditures for each such quarter together with a detailed reconciliation of Capital Expenditures for each such quarter against the projected quarterly budgeted Capital Expenditures previously delivered to the Lenders;

     (c) As soon as available and in any event within 120 days after the end of each fiscal year of the Companies, a consolidated and consolidating (and combined and combining) balance sheet of the Companies and the Subsidiaries as of the end of such fiscal year, and consolidated and consolidating (and combined and combining) statements of income and changes in cash flow of the Companies and the Subsidiaries for such fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an unqualified opinion of the Auditor, which opinion shall state that (i) such financial statements were prepared in accordance with GAAP, (ii) the examination by the Auditor in connection with such financial statements was made in accordance with generally accepted auditing standards, (iii) such financial statements present fairly the financial condition and results of operations of the Companies and the Subsidiaries, and
(iv) in making the examination necessary for such opinion, they obtained no knowledge, except as specifically stated, of any failure by any Company or any Subsidiary to perform or observe any of its covenants relating to financial matters in this Agreement or in the Loan Papers;

     (d) Promptly upon receipt thereof, copies of all material reports or material letters submitted to any Company or any Subsidiary by the Auditor or any other accountants in connection with any annual, interim, or special audit, including without limitation the comment letter submitted to management in connection with any such audit;

     (e) Together with each set of financial statements delivered pursuant to subsections (b) and (c) above, a Compliance Certificate;

     (f) As soon as available within 60 days after the end of each fiscal year of the Companies, (i) the annual operating and Capital Expenditure budgets of the Companies and the Subsidiaries for the following year, and (ii) a statement of changes in any Company's basic and pay rates instituted in the fiscal year most recently ended in reasonable detail;

     (g)  Immediately upon knowledge by any Authorized Officer of any Company of
(i) the occurrence of any Default or Event of Default, a notice from an Authorized Officer, setting forth the details of such Default or Event of Default, and the action being taken or proposed to be taken with respect thereto; or (ii) the occurrence of any default, breach or failure to comply with any term or provision of any Subordinated Note, Subordinated Note Agreement, any Non-Compete Agreement, or any Acquisition Agreement;

     (h) As soon as possible and in any event within five Business Days after knowledge thereof by any Authorized Officer of any Company, notice of any Litigation pending or threatened in writing against any Company or any Subsidiary which, if determined adversely, could result in judgment, penalties, or damages in excess of $500,000 in the aggregate for all related Litigation or would otherwise be likely to have a Material Adverse Effect, together with a statement of an Authorized Officer describing the allegations of such Litigation, and the action being taken or proposed to be taken with respect thereto;

     (i) Promptly following notice or knowledge thereof by any Authorized Officer of any Company, notice of any actual or threatened loss or termination of any FCC License of any Company or any Subsidiary or any other material Authorization of any Company or any Subsidiary, together with a statement of an Authorized Officer describing the circumstances surrounding the same, and the action being taken or proposed to be taken with respect thereto;

     (j) Promptly after filing or receipt thereof by an Authorized Officer of any Company, copies of all material reports and material notices that any Company or any Subsidiary (i) files or receives in respect of any Plan with or from the Internal Revenue Service, the PBGC, or the United States Department of Labor, or (ii) furnishes to or receives from any holders of any Debt or Guaranty;

     (k) Within 30 days after renewal or issuance of any hazard, public liability, or other insurance policy maintained by any Company or any Subsidiary, a summary of such policy in form and substance satisfactory to the Administrative Lender (showing Administrative Lender, on behalf of the Company, as loss payee or additional insured, where appropriate);

     (l) Within 30 days after the close of each calendar month, a Subscriber Report for such calendar month;

     (m) Promptly upon a request therefor from the Administrative Lender or any Lender, copies of all amendments or renewals of Authorizations and of all other material communications between the FCC (or any state or local regulatory body) and any Company or any Subsidiary;

     (n) Within 270 days after the close of each Plan year, or if later, promptly following the filing of the Form 5500 with the Internal Revenue Service for such Plan year, a statement of the Unfunded Liabilities (if in excess of $500,000) of each Plan, if any, certified as correct by an actuary enrolled under ERISA or as set forth on a copy of Schedule B to the Form 5500 for such Plan;

     (o) As soon as possible and in any event within 10 days after any Company knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by an Authorized Officer, describing said Reportable Event and the action which such Company proposes to take with respect thereto;

     (p) As soon as possible, and in any event within 10 days after receipt by any Authorized Officer of any Company, a copy of (a) any notice or claim to the effect that any Company or any Subsidiary is or may be liable to any Person as a result of the release by any Company, any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, and
(b) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by any Company or any Subsidiary, which is, in either case, reasonably likely to have a Material Adverse Effect or cause an Event of Default;

     (q) Promptly upon request, evidence requested by Lenders that each Company is the rightful owner and has good title to its Collateral, as applicable; and

     (r) Promptly upon request, such other information concerning the condition or operations of any Company, any Subsidiary, and any of their Affiliates, financial or otherwise, as the Administrative Lender or any Lender may from time to time reasonably request.

     SECTION 6.06. USE OF PROCEEDS. The Companies shall use the proceeds of Advances under the Revolving Credit Loans to consummate the Acquisitions in accordance with the Acquisition Agreements, to fund Capital Expenditures, to fund Permitted Acquisitions, and for other general corporate purposes.

     SECTION 6.07. MAINTENANCE OF EXISTENCE AND ASSETS. Each Company shall maintain, and shall cause each Subsidiary to maintain, its partnership or corporate existence, as applicable. Each Company shall maintain, and shall cause each Subsidiary to maintain, (a) its authority to do business in all jurisdictions where the nature of its business makes it necessary to do so, and
(b) all FCC Licenses and other material Authorizations, where the failure to so maintain is reasonably likely to have a Material Adverse Effect. Each Company shall maintain, and shall cause each Subsidiary to maintain, the assets owned by their respective businesses in good repair, working order and condition, and make all such repairs, renewals and replacements thereof as may be required, except where the failure to do so is not reasonably likely to have a Material Adverse Effect.

     SECTION 6.08. PAYMENT OF TAXES. Each Company will and will cause each Subsidiary to, promptly pay and discharge all lawful Taxes imposed upon it or upon its income or profit or upon any Property belonging to it, unless such Tax shall not at the time be due and payable, or if the validity thereof shall currently be contested on a timely basis in good faith by appropriate proceedings (provided that the enforcement of any Liens arising out of any such nonpayment shall be stayed or bonded during the proceedings) and adequate reserves with respect to such Tax shall have been established.

     SECTION 6.09.  INDEMNITY.

     (A) EACH COMPANY AGREES, JOINTLY AND SEVERALLY, TO DEFEND, PROTECT, INDEMNIFY AND HOLD HARMLESS THE ADMINISTRATIVE LENDER AND EACH LENDER, EACH OF THEIR RESPECTIVE AFFILIATES, AND EACH OF THEIR RESPECTIVE (INCLUDING SUCH AFFILIATES') OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS, SHAREHOLDERS AND CONSULTANTS (INCLUDING, WITHOUT LIMITATION, THOSE RETAINED IN CONNECTION WITH THE SATISFACTION OR ATTEMPTED SATISFACTION OF ANY OF THE CONDITIONS SET FORTH HEREIN) OF EACH OF THE FOREGOING (COLLECTIVELY, "INDEMNITEES") FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, CLAIMS, COSTS, EXPENSES AND DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER (INCLUDING, WITHOUT LIMITATION, THE REASONABLE FEES AND DISBURSEMENTS OF COUNSEL FOR SUCH INDEMNITEES IN CONNECTION WITH ANY INVESTIGATIVE, ADMINISTRATIVE OR JUDICIAL PROCEEDING, WHETHER OR NOT SUCH INDEMNITEES SHALL BE DESIGNATED A PARTY THERETO OR SUCH PROCEEDING

SHALL HAVE ACTUALLY BEEN INSTITUTED), IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST SUCH INDEMNITEES (WHETHER DIRECT, INDIRECT OR CONSEQUENTIAL AND WHETHER BASED ON ANY FEDERAL, STATE, OR LOCAL LAWS AND REGULATIONS, UNDER COMMON LAW OR AT EQUITABLE CAUSE, OR ON CONTRACT, TORT OR OTHERWISE), ARISING FROM OR CONNECTED WITH THE PAST, PRESENT OR FUTURE OPERATIONS OF ANY COMPANY, ANY SUBSIDIARY, ANY AFFILIATE OR ANY PREDECESSORS IN INTEREST, OR THE PAST, PRESENT OR FUTURE ENVIRONMENTAL CONDITION OF PROPERTY OF ANY COMPANY, ANY SUBSIDIARY, ANY AFFILIATE OR ANY PREDECESSORS IN INTEREST, IN EACH CASE RELATING TO OR ARISING OUT OF THIS AGREEMENT, THE LOAN PAPERS, ANY OTHER DOCUMENT OR INSTRUMENT EXECUTED OR DELIVERED IN CONNECTION WITH THIS AGREEMENT, OR ANY ACT, EVENT OR TRANSACTION OR ALLEGED ACT, EVENT OR TRANSACTION RELATING OR ATTENDANT THERETO, THE MAKING OF ANY PARTICIPATIONS IN THE ADVANCES AND THE MANAGEMENT OF THE ADVANCES BY THE ADMINISTRATIVE LENDER, INCLUDING IN CONNECTION WITH, OR AS A RESULT, IN WHOLE OR IN PART, OF ANY NEGLIGENCE OF THE ADMINISTRATIVE LENDER OR ANY LENDER (OTHER THAN THOSE MATTERS INVOLVING A CLAIM BY A PARTICIPANT PURCHASER AGAINST ANY LENDER AND NOT ANY COMPANY), OR THE USE OR INTENDED USE OF THE PROCEEDS OF THE ADVANCES HEREUNDER, OR IN CONNECTION WITH ANY INVESTIGATION OF ANY POTENTIAL MATTER COVERED HEREBY, BUT EXCLUDING ANY CLAIM OR LIABILITY THAT ARISES AS THE RESULT OF (I) THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY INDEMNITEE, AS FINALLY JUDICIALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION, AND (II) THE ACT, OMISSION, EVENT OR CIRCUMSTANCE (INCLUDING, WITHOUT LIMITATION, A VIOLATION OF ANY APPLICABLE ENVIRONMENTAL LAW) TAKEN, OR CAUSED, SOLELY BY ANY LENDER AT ANY TIME AFTER ANY LENDER TAKES POSSESSION OF, OR OTHERWISE FORECLOSES UPON, ANY COLLATERAL, AND EXCLUDING MATTERS RAISED BY ONE LENDER AGAINST ANOTHER LENDER OR BY ANY SHAREHOLDERS OF A LENDER AGAINST A LENDER OR ITS MANAGEMENT (COLLECTIVELY, "INDEMNIFIED MATTERS").

     (B) IN ADDITION, EACH COMPANY SHALL, JOINTLY AND SEVERALLY, PERIODICALLY, UPON REQUEST, REIMBURSE EACH INDEMNITEE FOR ITS REASONABLE LEGAL AND OTHER ACTUAL REASONABLE EXPENSES (INCLUDING THE COST OF ANY INVESTIGATION AND PREPARATION) INCURRED IN CONNECTION WITH ANY INDEMNIFIED MATTER. IF FOR ANY REASON THE FOREGOING INDEMNIFICATION IS UNAVAILABLE TO ANY INDEMNITEE OR INSUFFICIENT TO HOLD ANY INDEMNITEE HARMLESS WITH RESPECT TO INDEMNIFIED MATTERS, THEN EACH COMPANY SHALL, JOINTLY AND SEVERALLY, CONTRIBUTE TO THE AMOUNT PAID OR PAYABLE BY SUCH INDEMNITEE AS A RESULT OF SUCH LOSS, CLAIM, DAMAGE OR LIABILITY IN SUCH PROPORTION AS IS APPROPRIATE TO REFLECT NOT ONLY THE RELATIVE BENEFITS RECEIVED BY THE COMPANIES AND THE HOLDERS OF THE CAPITAL STOCK OF THE COMPANIES ON THE ONE HAND AND SUCH INDEMNITEE ON THE OTHER HAND BUT ALSO THE RELATIVE FAULT OF THE COMPANIES AND SUCH INDEMNITEE, AS WELL AS ANY OTHER RELEVANT EQUITABLE CONSIDERATIONS. THE REIMBURSEMENT, INDEMNITY AND CONTRIBUTION OBLIGATIONS UNDER THIS SECTION SHALL BE IN ADDITION TO ANY LIABILITY WHICH ANY COMPANY MAY OTHERWISE HAVE, SHALL EXTEND UPON THE SAME TERMS AND CONDITIONS TO EACH INDEMNITEE, AND SHALL BE BINDING UPON AND INURE TO THE BENEFIT OF ANY SUCCESSORS, ASSIGNS, HEIRS AND PERSONAL REPRESENTATIVES OF THE COMPANIES, THE ADMINISTRATIVE LENDER, THE LENDERS AND ALL OTHER INDEMNITEES.
THE OBLIGATION OF THE COMPANIES UNDER THIS SECTION 6.09 SHALL SURVIVE (I) THE EXECUTION OF THIS AGREEMENT AND (II) ANY TERMINATION OF THIS AGREEMENT AND PAYMENT OF THE OBLIGATION.

     SECTION 6.10. INTEREST RATE HEDGING. Within 90 days after the Effective Date, the Companies agree to consummate a floating rate to fixed rate interest rate protection agreement designed to hedge the risk of variable interest rate volatility, in an amount equal to one-half of the outstanding Advances at all times (but not in excess of an amount equal to the aggregate outstanding Advances on the date of consummation) for a period of not less than three years, pursuant to and in accordance with Interest Hedge Agreements, provided that, if the Companies enter into an interest rate cap agreement within 90 days after the Effective Date to satisfy this Section 6.10, the interest rate related thereto shall not exceed 2% per annum in excess of the then current treasury rate for the applicable hedge period. Interest Hedge Agreements which provide for three-year protection as provided in this Section may be deferred for one year and satisfy the requirements of this Section.

     SECTION 6.11. CMI AND CRI. Immediately upon the consummation of the Acquisitions, CMFRI shall cause CMI and CRI to immediately become parties to this Agreement and all other Loan Papers applicable to CMI and CRI.

     SECTION 6.12. MAINTENANCE OF ASSETS. The Companies shall maintain, and shall cause each Subsidiary to maintain, the assets necessary for their respective businesses in good repair, working order and condition, and make all such repairs, renewals and replacements thereof as may be required, except where the failure to do so is not reasonably likely to have a Material Adverse Effect.

     SECTION 6.13. AUTHORIZATIONS AND MATERIAL AGREEMENTS. The Companies shall, and shall cause the Subsidiaries to, obtain and comply in all material respects with all material Authorizations. The Companies shall, and shall cause all the Subsidiaries to, maintain and comply in all material respects with all agreements necessary or appropriate for any of them to own, maintain, or operate any of their businesses or Properties.

     SECTION 6.14.  POST CLOSING COLLATERAL OBLIGATIONS OF THE COMPANIES.
Within 60 days after the Closing Date, the Companies shall have (a) used its best efforts to provide to the Administrative Lender and each Lender estoppel and attornment agreements from lessors under Capitalized Lease Obligations, in form and substance satisfactory to the Lenders, and (b) used its best efforts to provide to the Administrative Lender and each Lender landlord estoppel and attornment agreements from lessors under leasehold real property leased by each Company and Subsidiary, in form and substance satisfactory to the Lenders.

                                   ARTICLE VII

                               NEGATIVE COVENANTS

     So long as the Commitment, the Letter of Credit Commitment, any Letter of Credit, any Advance or any portion of the Obligation is outstanding, or the Companies owe any other amount hereunder:

     SECTION 7.01. FINANCIAL COVENANTS. The Companies and the Subsidiaries shall comply with the following covenants, calculated on a consolidated basis:

     (a) LEVERAGE RATIO: On any date of determination during the term hereof, the Leverage Ratio shall not be more than the ratio set forth below during each period described below:


               PERIOD                                RATIO
               ------                                -----
     Closing Date through  6/30/94                6.30 to 1.00
     7/1/94 through 12/31/94                      6.25 to 1.00
     1/1/95 through 3/31/95                       6.00 to 1.00
     4/1/95 through 3/31/96                       5.75 to 1.00
     4/1/96 through 3/31/97                       5.50 to 1.00
     4/1/97 through 3/31/98                       4.75 to 1.00
     4/1/98 and thereafter                        4.00 to 1.00


     (b) ANNUALIZED OPERATING CASH FLOW LESS TAXES PAID IN CASH TO PRO FORMA INTEREST EXPENSE: On any date of determination during the term hereof, the ratio of (i) Annualized Operating Cash Flow minus Taxes paid by the Companies and the Subsidiaries in cash during the twelve-month period immediately preceding the date of determination to (ii) Pro Forma Interest Expense, shall not be less than 2.00 to 1.00; provided however, that in the event of a failure to meet the ratios required by this Section 7.01(b), so long as no other Default or Event of Default exists hereunder, CSC may, prior to the delivery by the Companies of their Compliance Certificate evidencing such breach, make a cash capital contribution to the Companies to enable them to reduce the outstanding principal amount of Advances hereunder in an amount sufficient to cure the breach under this Section 7.01(b). In the event that CSC makes such capital contribution, the Companies may demonstrate their compliance with the financial covenant in this Section 7.01(b) by calculating such covenant (A) after such contribution has been made, and (B) after the Obligation has been reduced by such contribution.

     (c) ANNUALIZED OPERATING CASH FLOW LESS TAXES PAID IN CASH TO PRO FORMA DEBT SERVICE: On any date of determination during the term hereof, the ratio of
(i) Annualized

Operating Cash Flow minus Taxes paid by the Companies and the Subsidiaries in cash during the twelve-month period immediately preceding the date of determination to (ii) Pro Forma Debt Service, shall not be less than the ratio set forth below during each period described below:


               PERIOD                                RATIO
               ------                                -----
     Closing Date through 12/31/95                1.75 to 1.00
     1/1/96 through 12/31/96                      1.25 to 1.00
     1/1/97 through 12/31/99                      1.15 to 1.00
     1/01/00 and thereafter                       1.25 to 1.00


provided however, that in the event of a failure to meet the ratios required by this Section 7.01(c), so long as no other Default or Event of Default exists hereunder, CSC may, prior to the delivery by the Companies of their Compliance Certificate evidencing such breach, make a cash capital contribution to the Companies to enable them to reduce the outstanding principal amount of Advances hereunder in an amount sufficient to cure the breach under this Section 7.01(c). In the event that CSC makes such capital contribution, the Companies may demonstrate their compliance with the financial covenant in this Section 7.01(c) by calculating such covenant (A) after such contribution has been made, and (B) after the Obligation has been reduced by such contribution.

     SECTION 7.02. DEBT. The Companies shall not, and shall not permit any of the Subsidiaries to, create, incur, assume, become or be liable in any manner in respect of, or suffer to exist, any Debt, except the Companies may incur, (i) Debt under the Loan Papers, (ii) unsecured Debt constituting overdrafts with any Lender in an amount not to exceed $4,000,000 in the aggregate for all Companies in existence at any time, (iii) Debt existing on the date hereof and scheduled on SCHEDULE 5.08 attached hereto, (iv) Capitalized Lease Obligations in an amount which, when added to the amount of Debt described on SCHEDULE 5.08 hereto, does not exceed Debt in the aggregate for all Companies at any one time outstanding hereunder of $15,000,000.

     SECTION 7.03. CONTINGENT LIABILITIES. The Companies shall not, and shall not permit any of the Subsidiaries to, create, incur, assume, become or be liable in any manner in respect of, or suffer to exist, any Guaranties, except
(a) Guaranties under or relating to the Loan Papers, (b) Guaranties in existence on the date hereof, as shown on SCHEDULE 7.03 hereto, and (c) Guaranties by a Company resulting from the endorsement of negotiable instruments for collection in the ordinary course of business.

     SECTION 7.04. LIENS. The Companies shall not, and shall not permit any of the Subsidiaries to, create or suffer to exist any Lien upon any of their Properties, except Permitted Liens. It is specifically acknowledged and agreed that the Companies shall not, and shall not permit the Subsidiaries to, hereafter agree with any Person (other than the Lenders) not to grant a Lien on any of their assets or not to pledge any of their Capital Stock.

     SECTION 7.05. MANAGEMENT FEES. No Company nor any Subsidiary shall, at any time, accrue Management Fees under any circumstances except in accordance with the terms of the Management Agreement. No Company nor any Subsidiary shall pay any Management Fees at any time, except in accordance with the terms of the Management Agreement.

     SECTION 7.06. DISPOSITIONS OF ASSETS. The Companies shall not, and shall not permit any of the Subsidiaries to, sell, lease, assign, or otherwise dispose of any assets of the Companies and the Subsidiaries, except sales or dispositions of assets in the ordinary course of business, including dispositions of obsolete or useless assets.

     SECTION 7.07. RESTRICTED PAYMENTS AND RESTRICTED PURCHASES. The Companies shall not, and shall not permit any of the Subsidiaries to, declare or pay or make any Restricted Payments or Restricted Purchases.

     SECTION 7.08. MERGER; CONSOLIDATION; INVESTMENTS. The Companies shall not, and shall not permit any of the Subsidiaries to, liquidate or dissolve itself, or suffer any liquidation or dissolution, or otherwise wind up, or merge into, consolidate with, or make any Investment in, any Person, permit any other Person to merge into or consolidate with it, or form or acquire any Subsidiary, except (a) the merger or consolidation of wholly-owned Subsidiaries of the Companies between themselves or into any Company, (b) Investments in existence or pending on the Closing Date, as shown on SCHEDULE 7.08 hereto, (c) Investments in Cash Equivalents, and (d) so long as (i) there exists no Default or Event of Default prior to and after giving effect to the acquisition, and
(ii) the Companies' deliver to each Lender a Compliance Certificate computed after giving effect to such acquisition, Investments in the form of Permitted Acquisitions, for the Companies and the Subsidiaries in any fiscal year during the term of this Agreement.

     SECTION 7.09. ISSUANCE OF CAPITAL STOCK; AMENDMENT OF CHARTER OR PARTNERSHIP AGREEMENT. The Companies shall not, and shall not permit any of the Subsidiaries issue, sell or otherwise dispose of any Capital Stock in any Company or Subsidiary, or any options or rights to acquire such Capital Stock. No Company shall amend its articles of organization, bylaws or partnership agreement, as applicable, and no Company shall permit any of the Subsidiaries to, materially amend its articles of organization, bylaws or partnership agreement, as applicable.

     SECTION 7.10. BUSINESS. None of the Companies nor any of the Subsidiaries shall conduct any business except the business of operating CATV Systems, telecommunications services or other services related thereto.

     SECTION 7.11. TRANSACTIONS WITH AFFILIATES. Except as permitted herein, the Companies shall not, and shall not permit any of the Subsidiaries to, enter into or be party to a transaction with any Affiliate, on terms no less favorable than could be obtained on an arm's-length basis with a Person that is not an Affiliate.

     SECTION 7.12. SALE OR DISCOUNT OF RECEIVABLES. The Companies shall not, nor shall any Subsidiary, directly or indirectly, sell with or without recourse, for discount or otherwise, any notes or accounts receivable, except settlement of accounts receivable in the ordinary course of business.

     SECTION 7.13. NON-COMPETE AGREEMENTS. None of the Companies nor any of the Subsidiaries shall (a) enter into any Non-Compete Agreements or similar agreements other than those in existence on the Closing Date and scheduled on
SCHEDULE 7.13 attached hereto, or (b) terminate any Non-Compete Agreement, except at the end of the term set forth therein.

     SECTION 7.14. SALE AND LEASEBACK. None of the Companies nor any of the Subsidiaries shall enter into any arrangement whereby such Company or any Subsidiary shall sell or transfer all or any part of its assets then owned by it to any Person (other than to any Company or any wholly-owned Subsidiary), and thereafter rent or lease such assets sold or transferred.

     SECTION 7.15. FISCAL YEAR. No Company or Subsidiary shall change its fiscal year.

     SECTION 7.16. AMENDMENTS AND WAIVERS. None of the Companies shall, nor shall the Companies permit any of the Subsidiaries to, amend or change any Loan Paper or other written agreement with the Lenders or the Administrative Lender executed or delivered in connection with this Agreement, other than with the prior written consent of the requisite Lenders determined pursuant to Section
10.01 hereof, nor shall any Company or any of the Subsidiaries change or amend (or take any action or fail to take any action the result of which is an effective amendment or change) or accept any waiver or consent with respect to,
(a) the Certificate of Incorporation and By-laws of any Company, (b) any Management Agreement, (c) any Non-Compete Agreement, or (d) any Acquisition Agreement or any material agreement related to either Acquisition, without the prior written consent of the requisite Lenders determined pursuant to Section
10.01 hereof. None of the Companies nor any of the Subsidiaries shall permit any Company or Subsidiary to, amend or change (or take any action or fail to take any action the result of which is an effective amendment or change) or accept any waiver or consent with respect to, the Subordinated Notes and the Subordinated Note Agreements, or any other document or instrument in connection with either of them that would result in (a) an increase in the outstanding principal amount of the Subordinated Notes, (b) a change in any principal, interest, fees, or other amounts payable under the Subordinated Notes or the Subordinated Note Agreements (including without limitation a waiver or action that results in the waiver of any payment default under the Subordinated Notes or Subordinated Note Agreements), (c) a change in any date fixed for any payment of principal, interest, fees, penalties, redemptions, defeasance or other amounts payable under the Subordinated Notes or Subordinated Note Agreements (including, without limitation, as a result of any redemption), (d) a change in any percentage of holders of the Subordinated Notes or Subordinated Note Agreements required under the terms of the Subordinated Notes and the Subordinated Note Agreements to take (or refrain from taking) any action, (e) a change in any financial covenant,

(f) a change in any remedy or right of the holders of the Subordinated Notes,
(g) a change in the definition of "Change in Control" as defined in the Subordinated Note Agreements, (h) a change in any covenant, term or provision which would result in such term or provision being more restrictive than the terms of this Agreement and the Loan Papers, (i) a change the guaranty executed by CSC or any change in any of the Subordinated Note Agreements that grants or permits the granting of any security interest or Lien on any asset or property of CMFRI or any Company or Subsidiary to secure the Subordinated Notes, or (j) a change in any other term or provision of the Subordinated Notes, Subordinated Note Agreements or other document or instrument in connection with the Subordinated Notes that could have, in any material respect, an adverse effect on the interests of the Lenders.

     SECTION 7.17. EMPLOYEE STOCK INCENTIVE PROGRAM. None of the Companies and the Subsidiaries may make any cash payments related to CSC's and/or the Companies' stock incentive programs, provided that, if there exists no Default or Event of Default on any such date of payment and none shall be caused thereby, the Companies' and the Subsidiaries' may make cash payments during any year related to CSC's employee stock incentive programs so long as the aggregate of such cash payments does not exceed either (a) 7% of the Operating Cash Flow for the previous calendar year or (b) $3,000,000 in the aggregate throughout the term of this Agreement (or $4,000,000 in the event that the Leverage Ratio is less than 5.00 to 1.00).

                                  ARTICLE VIII

                                EVENTS OF DEFAULT

     SECTION 8.01. EVENTS OF DEFAULT. Any one or more of the following shall be an "Event of Default" hereunder, if the same shall occur for any reason whatsoever, whether voluntary or involuntary, by operation of Law, or otherwise:

     (a) Any Company shall fail to pay any principal when due, or any Company shall fail to pay any interest, fees, or other amounts payable under any Loan Papers and such failure shall remain unremedied for two Business Days after such due date (including, without limitation, the failure of any Company to repay Advances on any date to the extent the aggregate outstanding Advances plus the aggregate outstanding Letters of Credit exceed the Commitment (as reduced) on such date);

     (b) Any representation or warranty made or deemed made by CMFRI, any Company or any Subsidiary (or any Authorized Officer on behalf of any such Person) under Article V hereof or under or in connection with any Loan Paper or any certificate, statement or other document or instrument furnished to the Administrative Lender or any Lender in connection with this Agreement (including, without limitation, any amendment to any of the foregoing), or any certification made or deemed to have been made by any Company to any Lender hereunder, shall have been incorrect, or shall be breached in any material respect when made or deemed made;

     (c) CMFRI, any Company or any Subsidiary shall fail to perform or observe any term or covenant contained in Article VII hereof or in Section 6.05(g) hereof;

     (d) CMFRI, any Company or any Subsidiary shall fail to perform or observe any other term or covenant contained in any Loan Papers to which it is a party, other than those described in subsections (a) and (c) above, and such failure shall not be remedied within 30 days following the earlier of knowledge thereof by an Authorized Officer of any Company or any Subsidiary, or of written notice by the Administrative Lender to the Notification Agent;

     (e) Any Loan Paper or any material provision thereof shall, for any reason (except as a result of any action or omission to act by any Lender), not be valid and binding on CMFRI, any Company or any Subsidiary (the applicable signatory thereto); or any Management Agreement shall not be enforceable against CSC; or any of the above shall not be in full force and effect, or shall be declared to be null and void; or the validity or enforceability of any Loan Paper shall be contested by CMFRI, any Company or any Subsidiary prior to payment in full of the Obligation; or CMFRI, any Company or any Subsidiary shall deny that it has any or further liability or obligation under its respective Loan Papers prior to payment in full of the Obligation;

     (f) Any of the following shall occur: (i) CSC, CMFRI, any Company or any Subsidiary shall make an assignment for the benefit of creditors or admit in writing its inability to pay its debts generally as they become due; (ii) CSC, CMFRI, any Company or any Subsidiary shall petition or apply to any Tribunal for the appointment of a trustee, receiver, or liquidator of it, or of any substantial part of its assets, or shall commence any proceedings relating to CSC, CMFRI, any Company or any Subsidiary under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debts, conservatorship, moratorium, dissolution, liquidation, or other Debtor Relief Laws of any jurisdiction, whether now or hereafter in effect; (iii) any such petition or application shall be filed, or any such proceedings shall be commenced, against CSC, CMFRI, any Company, or any Subsidiary and the same is not contested by such entity or not dismissed or otherwise discharged within 30 days, or an order, judgment or decree shall be entered appointing any such trustee, receiver, or liquidator, or approving the petition in any such proceedings; (iv) any final order, judgment, or decree shall be entered in any proceedings against CSC, CMFRI, any Company or any Subsidiary decreeing its dissolution; or (v) any final order, judgment, or decree shall be entered in any proceedings against CSC, CMFRI, any Company or any Subsidiary decreeing its split-up which requires the divestiture of a substantial part of its assets;

     (g) CMFRI, any Company or any Subsidiary shall fail to perform or observe any term or covenant contained in any agreement or instrument relating to any Debt aggregating $2,000,000 or more, when required to be performed or observed, and such failure shall continue after the applicable grace period, if any, specified in such agreement or instrument and be continuing, or can result in acceleration of the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof;

     (h) There shall be entered judgments or fines (including, without limitation, pursuant to any civil or criminal action brought by any governmental authority) against the Companies and the Subsidiaries in the aggregate in excess of $5,000,000, and such judgments or fines shall remain unsatisfied and in effect for any period of 60 consecutive days without a stay of execution or (if a stay is not provided for by Applicable Law), without having been fully bonded;


     (i) Any Authorization necessary for the ownership or essential for the operation by any Company or any Subsidiary of the System or any CATV System or systems which service ten percent (10%) or more of the Subscribers ("Significant CATV Systems") shall expire and the same shall not have been renewed; or (i) any Company shall not have applied for renewal of any such Authorization prior to 30 days before its scheduled expiration; or (ii) any Authorization necessary for the ownership or essential for the operation of any Significant CATV System shall be canceled, revoked, terminated, rescinded, annulled, suspended or modified in a materially adverse respect, or shall no longer be in full force and effect, or the grant or the effectiveness thereof shall have been stayed, vacated, reversed or set aside, and such action shall be no longer subject to further administrative or judicial review;

     (j) Any Property (whether leased or owned) of any Company or any Subsidiary, or the operations conducted thereon by any of them, shall violate or have violated any Applicable Environmental Law, if such violation is reasonably likely to have a Material Adverse Effect; or any Company or any Subsidiary shall not obtain or maintain any Authorization required to be obtained or filed under any Applicable Environmental Law in connection with the use of such Property and assets, including without limitation past or present treatment, storage, disposal, or release of Hazardous Materials into the environment, if the failure to obtain or maintain the same could reasonably be expected to have a Material Adverse Effect;

     (k) All or any material portion of the Collateral shall be the subject of any litigation or proceeding instituted by any Person which is reasonably likely to be determined adversely to the Company and which, after giving effect to any remedy reasonably likely to be imposed as a result of such adverse determination, would cause the Lenders to cease to have a perfected security interest in all or any material portion of the Collateral that is prior to all other security interests in such Collateral, and such litigation or proceeding shall continue undismissed, or unstayed and in effect, for any period of 60 consecutive days; or any Company or any Subsidiary or any Affiliate of any Company shall challenge in any manner whatsoever the validity or enforceability of all or any portion of the Collateral, the Pledged Interests or the Pledge Agreement; or there shall exist any material default or breach by any Company of any material term or provision of any document evidencing or relating to the Acquisition; or the holder of any Subordinated Note shall institute a proceeding of any type against (i) any Lender related to this Agreement, or (ii) any portion of the Collateral, which such proceeding in either case is (A) not in connection with any default covered by Section 8.01(o) below and (B) reasonably likely to have a Material Adverse Effect; or any document or instrument creating or granting a security interest or Lien in any Collateral shall for any reason (other than any action or failure to act by the Administrative Lender or any Lender) fail to create or maintain a valid and perfected first priority security interest (subject to Permitted Liens) in any Collateral purported to be covered thereby;

     (l) The termination or the cessation of effectiveness of any lease of any Company or of any Subsidiary which is likely to have a Material Adverse Effect;

     (m) There shall be a material default or breach of any material term or provision (after the expiration of any applicable grace period) in any Non-Compete Agreement by any Person or party thereto, and such default is reasonably likely to have a Material Adverse Effect;

     (n) (i) CSC shall (A) cease to own, directly or indirectly, 100% of the Capital Stock of CMFRI, CRI or CMI; or (B) cease to Control the Companies and the Subsidiaries; or (ii) the Dolan Family Interests shall cease to own and control over 51% of the voting control of CSC;

     (o) There shall exist any default, breach or failure to comply with any term or provision of the Subordinated Notes or the Subordinated Note Agreements which permits any holder of a Subordinated Note to accelerate the maturity thereof or demand prepayment or redemption;

     (p) Any material portion of the Collateral shall be subject to attachment, levy or replenishment, unless such attachment, levy or replenishment shall be stayed, or bonded in an amount substantially equal to the fair market value of such Property and only for so long as such stay or bond exists;

     (q) At any time, less than 100% of the Capital Stock of the Companies and the Subsidiaries shall be pledged to the Lenders to secure the Obligation pursuant to a first and prior perfected Lien; or at any time, less than 100% of the Capital Stock of each Subsidiary shall be pledged to the Lenders to secure the Obligation pursuant to a first and prior perfected Lien; or

     (r)(i) Any ERISA Event shall have occurred with respect to a Plan, and the sum of the Insufficiency of such Plan and liabilities relating thereto, when added to the sum of (A) the Insufficiency of and liabilities relating to all other Plans with respect to which an ERISA Event has occurred during the most recently completed 24 month period, and (B) all amounts of all Companies not in compliance with Sections 8.01(r)(ii), (iii) and (iv) below during the most recently completed 24 month period, is equal to or greater than $5,000,000 in the aggregate; or any Company, any Subsidiary, or any ERISA Affiliate shall have committed a failure described in Section 302(f)(l) of ERISA, and the amount determined under Section 302(f)(3) of ERISA plus all amounts of all Companies not in compliance with Sections 8.01(r)(ii), (iii) and (iv) below during the most recently completed 24 month period, is equal to or greater than $5,000,000 in the aggregate;

       (ii) Any Company or any Subsidiary or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that (A) it has incurred Withdrawal Liability to such Plan in an amount that, when aggregated with (I) all other amounts required to be paid to Multiemployer Plans in connection with Withdrawal Liabilities plus (II) all amounts of all Companies not in compliance with Sections 8.01(r)(i), (iii) and (iv) hereof during the most recently completed 24 month period, exceeds $5,000,000 in the aggregate, or (B) such Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result thereof the aggregate annual contributions to all Multiemployer Plans in reorganization or being terminated is increased over the amounts contributed to such Plans for the preceding Plan year by an amount, when added to all amounts of all Companies not in compliance with Sections 8.01(r)(i), (ii), (iii), and (iv) hereof during the most recently completed 24 month period, is equal to or greater than $5,000,000 in the aggregate;

       (iii) Any Company or any Subsidiary shall be required under any Applicable Environmental Law (A) to implement any remedial, neutralization, or stabilization process or program, the cost of which, when added to all amounts of all Companies not in compliance with Sections 8.01(r)(i), (ii), (iii)(B), and
(iv) hereof during the most recently completed 24 month period, is equal to or greater than $5,000,000 in the aggregate, or (B) to pay any penalty, fine, or damages in an aggregate amount equal to an amount, when added to all amounts of all Companies not in compliance with Sections 8.01(r)(i), (ii), (iii)(A) and
(iv) hereof during the most recently completed 24 month period, is equal to or greater than $5,000,000 in the aggregate;

     (iv) (A) A petition or complaint is filed before or by the Federal Trade Commission, the United States Justice Department, or any other Tribunal, seeking to cause any Company or any Subsidiary, to divest a significant portion of its assets or the Capital Stock of any Company or any Subsidiary, pursuant to any antitrust, restraint of trade, unfair competition or similar Laws, and such petition or complaint is not dismissed or discharged within 60 days of the filing thereof, which such divestiture when added to all amounts of all Companies not in compliance with Sections 8.01(r)(i), (ii) and (iii) hereof during the most recently completed 24 month period, is equal to or greater than $5,000,000 in the aggregate, or could reasonably be expected to have a Material Adverse Effect;

       (B) A warrant of attachment or execution or similar process shall be issued or levied against Property of any Company or any Subsidiary which, together with all other such Property of the Companies and the Subsidiaries subject to other such process, exceeds in value an amount, when added to all amounts of all Companies not in compliance with Sections 8.01(r)(i), (ii) and
(iv) hereof during the most recently completed 24 month period, is equal to or greater than $5,000,000 in the aggregate, if such judgment or award is not insured or, within 30 days after the entry, issue or levy thereof, such judgment, warrant or process shall not have been paid or discharged, bonded or stayed pending appeal, or if, after the expiration of any such stay, such judgment, warrant or process shall not have been paid or discharged;

       (v) Any civil action, suit or proceeding shall be commenced against any Company or any Subsidiary under any federal or state racketeering statute (including, without limitation, the Racketeer Influenced and Corrupt Organization Act of
1970)("RICO") and such suit shall be adversely determined by a court of applicable jurisdiction resulting in a judgment against such entity in excess of an amount, when added to all amounts of all Companies not in compliance with Sections 8.01(r)(i), (ii) and (iii) above during the most recently completed 24 month period, is equal to or greater than $5,000,000 in the aggregate; or any criminal action or proceeding shall be commenced against any Company or any Subsidiary under any federal or state racketeering statute (including, without limitation, RICO); and

     (s)  Any one of the following events shall occur or circumstances exist:
CMFRI shall create, incur, assume, become or be liable in any manner in respect of, or suffer to exist, any Debt, except Debt incurred pursuant to the Subordinated Notes; or CSC shall pledge all or any portion of the Capital Stock of CMFRI to any Person (except to the Administrative Lender on behalf of the Lenders to secure the Obligation); or CSC shall issue, sell or otherwise dispose of any Capital Stock of CMFRI, or any options or rights to acquire such Capital Stock; or any representation or warranty made or deemed made by CSC under or in connection with the Safekeeping Agreement or any certificate, statement or other document or instrument furnished to the Administrative Lender or any Lender in connection with the Safekeeping Agreement (including, without limitation, any amendment to any of the foregoing), or any certification made or deemed to have been made by CSC to any Lender under the Safekeeping Agreement, shall have been incorrect or shall be breached when made or deemed made, in any material respect; or CSC shall fail to perform or observe any other term or covenant contained in the Safekeeping Agreement, and such failure shall not be remedied within 30 days following the earlier of knowledge thereof by an Authorized Officer of any Company or any Subsidiary or written notice by the Administrative Lender to the Notification Agent; or CMFRI shall amend or change the Subordinated Notes or the Subordinated Note Agreements (or take any action or fail to take any action the result of which is an effective amendment or change to the Subordinated Notes or the Subordinated Note Agreements) which neither of the Companies would be permitted to do under Section 7.16 of this Agreement; or the Safekeeping Agreement or any material provision thereof shall, for any reason (except as a result of any action or omission to act by any Lender), not be valid and binding on CSC; or the Safekeeping Agreement shall not be in full force and effect, or shall be declared to be null and void; or the validity or enforceability of the Safekeeping Agreement shall be contested by CSC prior to payment in full of the Obligation; or CSC shall deny that it has any or further liability or obligation under the Safekeeping Agreement prior to payment in full of the Obligation.

     SECTION 8.02.  REMEDIES UPON DEFAULT.  If an Event of Default described in
Section 8.01(f) hereof shall occur with respect to any Company, then no LIBOR Advances shall be available to the Companies, the Commitment and the Letter of Credit Commitment shall automatically terminate, and the aggregate unpaid principal balance of, and accrued interest on, all Advances together with any other amounts constituting part of the Obligation, shall, to the extent permitted by Applicable Law, thereupon become due and payable concurrently therewith, without any action by the Administrative Lender or any Lender, and without diligence, presentment, demand, protest, notice of protest or intent to accelerate, or notice of any other kind, all of which are hereby expressly waived. Subject to the foregoing sentence, if any Event of Default shall occur and be continuing, then no LIBOR Advances shall be available to the Companies, and the Administrative Lender may at its election, and shall upon the request of the Majority Lenders, do any one or more of the following:

     (a) Declare the entire unpaid balance of all Advances and the Obligation immediately due and payable, whereupon it shall be due and payable without diligence, presentment, demand, protest, notice of protest or intent to accelerate, or notice of any other kind (except notices specifically provided for under Section 8.01 hereof), all of which are hereby expressly waived (except to the extent waiver of the foregoing is not permitted by Applicable Law);

     (b)  Terminate the Commitment and/or the Letter of Credit Commitment;

     (c) Reduce any claim of the Administrative Lender or the Lenders to judgment;

     (d) Demand immediate payment in cash of an amount equal to the sum of (or any portion thereof) the aggregate outstanding amounts of all Letters of Credit to retain as collateral against payment of such amounts by the Companies; demand presentation of draws on the Letters of Credit by the beneficiaries thereof; and/or retain, as collateral for the payment of the Obligation with respect to the Letters of Credit, any amounts received upon foreclosure, or in lieu of foreclosure, through offset, as proceeds of any Collateral or otherwise; and

     (e) Exercise any Rights afforded under any Loan Papers, by Law, at equity, or otherwise.

     SECTION 8.03. CUMULATIVE RIGHTS. All Rights available to the Administrative Lender and the Lenders under the Loan Papers shall be cumulative of and in addition to all other Rights granted thereto at Law or in equity, whether or not amounts owing thereunder shall be due and payable, and whether or not the Administrative Lender or any Lender shall have instituted any suit for collection or other action in connection with the Loan Papers.

     SECTION 8.04. WAIVERS. The acceptance by the Administrative Lender or any Lender at any time and from time to time of partial payment of any amount owing under any Loan Papers shall not be deemed to be a waiver of any Event of Default then existing. No waiver by the Administrative Lender or any Lender of any Event of Default shall be deemed to be a waiver of any Event of Default other than such Event of Default. No delay or omission by the Administrative Lender or any Lender in exercising any Right under the Loan Papers shall impair such Right or be construed as a waiver thereof or an acquiescence therein, nor shall any single or partial exercise of any such Right preclude other or further exercise thereof, or the exercise of any other Right under the Loan Papers or otherwise.

     SECTION 8.05. CONTROL. None of the covenants or other provisions contained in this Agreement shall, or shall be deemed to, give the Administrative Lender or any Lender Rights to exercise control over the affairs and/or management of any Company or any

Subsidiary, the power of the Administrative Lender and any Lender being limited to the Rights to exercise the remedies provided in this Article; provided, however, that if the Administrative Lender or any Lender becomes the owner of any stock or other equity interest in any Person, whether through foreclosure or otherwise, it shall be entitled to exercise such legal Rights as it may have by being an owner of such stock or other equity interest in such Person.


                                   ARTICLE IX

                            THE ADMINISTRATIVE LENDER

     SECTION 9.01. AUTHORIZATION AND ACTION. Each of the Lenders hereby appoints and authorizes the Administrative Lender to take such action as the Administrative Lender on its behalf and to exercise such powers under this Agreement and the other Loan Papers as are delegated to the Administrative Lender by the terms hereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement and the other Loan Papers (including without limitation enforcement or collection of the Notes), the Administrative Lender shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders (or all Lenders, if required under Section 10.01 hereof), and such instructions shall be binding upon all Lenders; provided, however, that the Administrative Lender shall not be required to take any action which exposes the Administrative Lender to personal liability or which is contrary to any Loan Papers or Applicable Law. The Administrative Lender agrees to distribute to each applicable Lender in like funds all amounts delivered to the Administrative Lender by the Company for the Ratable or individual account of any Lender.

     SECTION 9.02. ADMINISTRATIVE LENDER'S RELIANCE, ETC. Neither the Administrative Lender, nor any of its directors, officers, agents, employees, or representatives shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or any other Loan Papers, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Administrative Lender (a) may treat the payee of any Note as the holder thereof until the Administrative Lender receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to the Administrative Lender; (b) may consult with legal counsel (including counsel for any Company or any Subsidiary), independent public accountants, and other experts selected by it, and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants, or experts; (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties, or representations made in or in connection with this Agreement or any other Loan Papers or in other documents, instruments, certificates or other information furnished by any of the Companies; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants, or conditions of this Agreement or any other Loan Papers on the part of any Company or any Subsidiary or to inspect the Property (including the books and records) of any Company or any Subsidiary; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency, or value of this Agreement, any other Loan Papers, any Letter of Credit, any draft or draw on any Letter of Credit or any of the documents or instruments delivered in connection with any draft or draw on any Letter of Credit, or any other instrument or document furnished pursuant hereto; and (f) shall incur no liability under or in respect of this Agreement or any other Loan Papers by acting upon any notice, consent, certificate, or other instrument or writing (which may be by telegram, cable, telex, or telecopy) believed by it to be genuine and signed or sent by the proper party or parties.

     SECTION 9.03. NATIONSBANK OF TEXAS, N.A. AND AFFILIATES. With respect to its Commitment, its Letter of Credit Commitment, its Advances, its Letters of Credit and any other Loan Papers, NationsBank of Texas, N.A. shall have the same Rights under this Agreement as any other Lender and may exercise the same as though it were not the Administrative Lender. NationsBank of Texas, N.A. and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, any Company, any Subsidiary, any Affiliate thereof, and any Person who may do business therewith, all as if NationsBank of Texas, N.A. were not the Administrative Lender and without any duty to account therefor to any Lender.

     SECTION 9.04. LENDER CREDIT DECISION. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Lender or any other Lender, and based on the financial statements referred to in Sections 5.04 and 6.05 hereof and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Papers.

     SECTION 9.05. INDEMNIFICATION BY LENDERS. THE LENDERS, IN THEIR RATABLE PARTS, TO INDEMNIFY THE ADMINISTRATIVE LENDER, FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES, OR DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST THE ADMINISTRATIVE LENDER IN ANY WAY RELATING TO OR ARISING OUT OF ANY LOAN PAPERS OR ANY OTHER DOCUMENTS OR INSTRUMENTS EXECUTED OR DELIVERED IN CONNECTION WITH THIS AGREEMENT, OR ANY ACTION TAKEN OR OMITTED BY THE ADMINISTRATIVE LENDER THEREUNDER, INCLUDING ANY NEGLIGENCE OF THE ADMINISTRATIVE LENDER; PROVIDED, HOWEVER, THAT NO LENDER SHALL BE LIABLE FOR ANY PORTION OF SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES, OR DISBURSEMENTS RESULTING FROM THE ADMINISTRATIVE LENDER'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. WITHOUT LIMITATION OF THE FOREGOING, THE LENDERS AGREE TO REIMBURSE THE ADMINISTRATIVE LENDER, IN EACH SUCH LENDER'S RATABLE PORTION, PROMPTLY UPON DEMAND FOR ANY REASONABLE OUT-OF-POCKET EXPENSES (INCLUDING ATTORNEYS' FEES) INCURRED BY THE ADMINISTRATIVE LENDER IN CONNECTION WITH THE PREPARATION, EXECUTION, DELIVERY, ADMINISTRATION, MODIFICATION, AMENDMENT, OR

ENFORCEMENT (WHETHER THROUGH NEGOTIATION, LEGAL PROCEEDINGS OR OTHERWISE) OF, OR LEGAL ADVICE IN RESPECT OF RIGHTS OR RESPONSIBILITIES UNDER, THE LOAN PAPERS. THE INDEMNITY PROVIDED IN THIS SECTION SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT.

     SECTION 9.06. SUCCESSOR ADMINISTRATIVE LENDER. The Administrative Lender may resign at any time by giving written notice thereof to the Lenders and the Notification Agent, and may be removed at any time with or without cause by the action of all Lenders (other than the Administrative Lender). Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Administrative Lender, which such appointment shall, so long as there exists no Event of Default, require the consent of the Companies (which such consent shall not be unreasonably withheld). If no successor Administrative Lender shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Administrative Lender's giving of notice of resignation or the Lenders' removal of the retiring Administrative Lender, then the retiring Administrative Lender may, on behalf of the Lenders, appoint a successor Administrative Lender, which shall be a commercial bank organized under the Laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as the Administrative Lender hereunder by a successor Administrative Lender, such successor Administrative Lender shall thereupon succeed to and become vested with all the Rights and duties of the retiring Administrative Lender, and the retiring Administrative Lender shall be discharged from its duties and obligations under the Loan Papers, provided that if the retiring or removed Administrative Lender is unable to appoint a successor Administrative Lender, the Administrative Lender shall, after the expiration of a 60 day period from the date of notice, be relieved of all obligations as Administrative Lender hereunder. Notwithstanding any Administrative Lender's resignation or removal hereunder, the provisions of this Article shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Lender under this Agreement.


                                    ARTICLE X

                                  MISCELLANEOUS

     SECTION 10.01. AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Agreement or any other Loan Papers, which may be amended or modified in accordance with their terms, nor consent to any departure by any Company or any Subsidiary therefrom, shall be effective unless the same shall be in writing and signed by the Administrative Lender with the consent of or at the direction of the Majority Lenders (which may or may not include the Administrative Lender), and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver, or consent shall (and the result of action or failure to take action shall not) unless in writing and signed by all of the Lenders, (a) increase the Commitment or the Letter of Credit Commitment, (b) reduce any principal, interest, fees, or other amounts payable hereunder, or waive or result in the waiver of any Event of Default under
Section 8.01(a) hereof,

(c) postpone or change any date fixed for any payment of principal, interest, fees, or other amounts payable hereunder or change the amount or date of any scheduled reduction in the Commitment, (d) release any Collateral or Guaranties securing any Company's obligations hereunder, other than releases contemplated hereby and by the Loan Papers, (e) change the meaning of "Specified Percentage", "Ratable", "Majority Lenders" or the number of the Lenders required to take any action hereunder, or (f) amend this Section. No amendment, waiver, or consent shall affect the Rights or duties of the Administrative Lender in such capacity under any Loan Papers, unless it is in writing and signed by the Administrative Lender in addition to the requisite number of the Lenders.

     SECTION 10.02. NOTICES. Each Company hereby appoints the Notification Agent, as agent on its behalf, to receive all notices and other communications delivered or required to be delivered to such Company in accordance with the terms and provisions of this Agreement and the Loan Papers. Unless otherwise provided herein, all notices, requests, consents, demands, and other communications shall be in writing and shall be personally delivered, sent by telecopy or telex (answerback received), or mailed, by certified mail, postage prepaid, to the following addresses:

     (a)  If to any Company, to the Notification Agent:

         c\o Cablevision Systems Corporation
         One Media Crossways
         Woodbury, New York  11797
         Telephone Number: (516) 364-8450
         Telecopy Number:  (516) 496-1780

         Attention: Barry J. O'Leary

         With a Copy to General Counsel

     (b)  If to the Administrative Lender:

         NationsBank of Texas, N.A.
         901 Main Street, 67th Floor
         Dallas, Texas  75202
         Telephone:  (214) 508-0996
         Telecopy:   (214) 508-0980

         Attention: W. Hutchinson McClendon, IV
                         Vice President
       with a copy to:

         Donohoe, Jameson & Carroll, P.C.
         3400 Renaissance Tower
         1201 Elm Street
         Dallas, Texas  75270
         Telephone:  (214) 698-3814
         Telecopy:   (214) 744-0231

         Attention: Melissa Ruman Stewart

     (c) If to any Lender, to its address shown on the signature pages hereto or to such other address as any party may designate in written notice to the other parties hereto. All notices, requests, consents, demands, and other communications to any party hereunder will be effective when so personally delivered or sent by telecopy or telex, or five days after being so mailed; provided, however, that notices to the Administrative Lender pursuant to Article II hereof shall be effective when received.

     SECTION 10.03. PARTIES IN INTEREST. The Lenders may from time to time assign or transfer their interests hereunder but only to the extent permitted by
Section 10.04 hereof. The Companies may not assign or transfer their Rights or obligations hereunder without the prior written consent of all Lenders. All covenants and agreements contained in this Agreement and all other Loan Papers shall bind and inure to the benefit of the respective successors and assigns of the parties hereto.

     SECTION 10.04. ASSIGNMENTS AND PARTICIPATIONS.

     (a) The Administrative Lender may assign its Rights and obligations as a Lender under the Loan Papers, provided that, the Administrative Lender shall retain at least $10,000,000 of its original committed amount. Each Lender (an "Assignor") may assign its Rights and obligations as a Lender under the Loan Papers to one or more Eligible Assignees pursuant to an Assignment and Acceptance, so long as (i) each assignment shall be of a constant, and not a varying percentage of all Rights and obligations thereunder, (ii) each Assignor shall obtain in each case the prior written consent of the Companies, such consent not to be unreasonably withheld (provided that, if there exists an Event of Default, no consent of the Companies shall be required) and the prior written consent of the Administrative Lender, such consent not to be unreasonably withheld, (iii) each Assignor shall in each case pay a $3,500 processing fee to the Administrative Lender, (iv) no such assignment is for an amount of any such Assignor's portion of the Commitment that is less than $10,000,000, unless such assignment is for the entire remaining amount of any such Assignor's portion of the Commitment, and (v) no Assignor shall assign any portion of its Commitment which results in such Assignor's Specified Percentage of the Commitment being greater than zero but less than $10,000,000. Within five Business Days after the Administrative Lender and the Notification Agent receive notice of any such assignment, the Companies agree to execute and deliver to the Administrative Lender, in exchange for the Notes issued to the Assignor, new Notes to the order of such Assignor and its assignee in amounts equal to their respective Specified Percentages of the Commitment. Such new Notes shall be dated the effective date of the assignment. It is specifically acknowledged and agreed that on and after the effective date of each assignment, the assignee shall be a party hereto and shall have the Rights and obligations of a Lender under the Loan Papers.

     (b) Each Lender may, with the prior written consent of the Companies, sell participations to one or more banks or other entities in all or any of its Rights and obligations under the Loan Papers; provided, however, that (i) such Lender's obligations under the Loan Papers shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of its Note for all purposes of the Loan Papers, (iv) the participant shall be granted the Right to consent only to those matters described in subsections (a) through (d) of Section 10.01 hereof, and (v) the Companies, the Administrative Lender, and other Lenders shall continue to deal solely and directly with such Lender in connection with its Rights and obligations under the Loan Papers. All amounts payable by the Companies to any Lender pursuant to Section 2.09(b), (c) and (d) hereof shall be determined as if such Lender had not sold any such participation and as if such Lender were funding all of its Specified Percentage of the Commitment and the Advances in the same way that it is funding its Specified Percentage of the Commitment the Advances in which no participations have been sold.

     (c) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and the Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

     SECTION 10.05. SHARING OF PAYMENTS. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any Right of set-off, or otherwise) on account of its Advances or the Reimbursement Obligation in excess of its Ratable share of payments made by the Companies, such Lender shall forthwith purchase participations in Advances made by the other Lenders as shall be necessary to share a Ratable portion of the excess payment with each of them; provided, however, that if any of such excess payment is thereafter recovered from the purchasing Lender, its purchase from each other Lender shall be rescinded and each other Lender shall repay the purchase price to the extent of such recovery together with a Ratable share of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Companies agree that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by Law, exercise all its Rights of payment (including any Right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Companies in the amount of such participation.

     SECTION 10.06. COSTS, EXPENSES, AND TAXES.

     (a) The Companies agree, jointly and severally, to pay on demand (i) all reasonable costs and expenses of the Administrative Lender in connection with the preparation, negotiation, and administration of any Loan Papers, including without limitation the reasonable fees and out-of-pocket expenses of Special Counsel, (ii) all reasonable costs and expenses (including reasonable attorneys' fees and expenses) of the Administrative Lender in connection with the administration, interpretation, modification, amendment, waiver, or release of any Loan Papers, in connection with the issuance and handling of any Letter of Credit or draft or draw against any Letter of Credit and (iii) all reasonable costs and expenses (including reasonable attorneys' fees and expenses) of the Administrative Lender and each Lender in connection with any restructuring, refinancing, work-out, or collection of any portion of the Obligation or the enforcement of any Loan Papers.

     (b) In addition, the Companies shall, jointly and severally, pay any and all transfer, stamp, and other similar Taxes payable or determined to be payable in connection with the execution, delivery, or recordation of any Loan Papers, and agrees to save the Administrative Lender and the Lenders harmless from and against any and all liabilities with respect to, or resulting from any delay by any Company in paying or the omission to pay any such Taxes in accordance with this Section, including any penalty, interest, and expenses relating thereto. All payments by the Companies or any Subsidiary under any Loan Papers shall be made free and clear of and without deduction for any present or future Taxes (other than Taxes on the overall net income of the Administrative Lender or any Lender) of any nature now or hereafter existing, levied, or withheld, including all interest, penalties, or similar liabilities relating thereto. If the Companies or any Subsidiary shall be required by Law to deduct or to withhold any Taxes from or in respect of any amount payable hereunder, (i) the amount so payable shall be increased to the extent necessary so that, after making all required deductions and withholdings (including Taxes on amounts payable to the Administrative Lender or any Lender pursuant to this sentence), the payee receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) such Company or such Subsidiary shall make such deductions or withholdings, and (iii) such Company or such Subsidiary shall pay the full amount deducted or withheld to the relevant taxing authority in accordance with applicable Law.

     (c) The obligations of the Companies under this Section 10.06 shall survive the execution of this Agreement and/or the extinguishment of the Commitment, the Letter of Credit Commitment, repayment of the Obligation and termination of the Agreement.

     SECTION 10.07. RATE PROVISION. It is not the intention of any party to any Loan Papers to make an agreement violative of the Laws of any applicable jurisdiction relating to usury. Regardless of any provision in any of the Loan Papers, no Lender shall ever be entitled to receive, collect or apply, as interest on the Obligation, any amount in excess of the Maximum Amount. If any Lender ever receives, collects or applies, as interest, any such excess, such amount which would be excessive interest shall be deemed a partial repayment of principal and treated hereunder as such; and if principal is paid in full, any remaining excess shall be paid to the Companies. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Maximum Amount, the Companies and the Lenders shall, to the maximum extent permitted under Applicable Laws, (i) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effect thereof, and (iii) amortize, prorate, allocate and spread in equal parts, the total amount of interest throughout the entire contemplated term of the Obligation so that the interest rate is uniform throughout the entire term of the Obligation; provided that if the Obligation is paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Amount, the Lenders shall refund to the Companies the amount of such excess or credit the amount of such excess against the total principal amount owing, and, in such event, to the extent permitted by Law, no Lender shall be subject to any penalties provided by any Laws for contracting for, charging or receiving interest in excess of the Maximum Amount. This Section 10.07 shall control every other provision of all agreements among the parties to this Agreement pertaining to the transactions contemplated by or contained in the Loan Papers.

     SECTION 10.08. SEVERABILITY. If any provision of any Loan Papers is held to be illegal, invalid, or unenforceable under present or future Laws during the term thereof, such provision shall be ineffective to the extent of such illegality, invalidity or unenforceability, and fully severable, the appropriate Loan Paper shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part thereof, and the remaining provisions thereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance therefrom.

     SECTION 10.09. EXCEPTIONS TO COVENANTS. Neither the Companies nor any of the Subsidiaries shall be deemed to be permitted to take any action or to fail to take any action that is permitted as an exception to any covenant in any Loan Papers, or that is within the permissible limits of any covenant, if such action or omission is expressly prohibited in any other covenant in any Loan Papers.

     SECTION 10.10. COUNTERPARTS. This Agreement and the other Loan Papers may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument. In making proof of any such agreement, it shall not be necessary to produce or account for any counterpart other than one signed by the party against which enforcement is sought.

     SECTION 10.11. GOVERNING LAW. (A) THIS AGREEMENT AND ALL LOAN PAPERS SHALL BE DEEMED CONTRACTS MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. EACH COMPANY AND EACH LENDER AGREES THAT ANY FEDERAL COURT IN NEW YORK CITY WILL HAVE EXCLUSIVE JURISDICTION OVER ANY SUIT, ACTION, PROCEEDING OR JUDGMENT IN ANY WAY RELATING TO OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN PAPERS, AND HEREBY SUBMITS WITH RESPECT TO ITSELF AND ITS PROPERTY TO THE EXCLUSIVE JURISDICTION OF ANY SUCH COURT FOR THE PURPOSE OF ANY SUIT, ACTION, PROCEEDING OR

JUDGMENT IN ANY WAY RELATING TO OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN PAPERS, PROVIDED THAT, THE PARTIES HERETO AGREE THAT IF JURISDICTION BY THE FEDERAL COURTS IN THE CITY OF NEW YORK IS NOT AVAILABLE, THEN THE STATE COURTS IN NEW YORK CITY WILL HAVE EXCLUSIVE JURISDICTION. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS THAT ANY OF THE PARTIES MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN NEW YORK CITY.

     (B) EACH COMPANY AGREES THAT SERVICE OF PROCESS MAY BE MADE UPON IT BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO THE NOTIFICATION AGENT AT ITS ADDRESS DESIGNATED FOR NOTICE UNDER THIS AGREEMENT AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON RECEIPT BY SUCH NOTIFICATION AGENT. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

     SECTION 10.12. ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN PAPERS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENT OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     SECTION 10.13. WAIVER OF JURY TRIAL. TO THE MAXIMUM EXTENT PERMITTED BY LAW, EACH LENDER AND EACH COMPANY HEREBY WAIVES ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE (WHETHER A CLAIM IN TORT, CONTRACT, EQUITY, OR OTHERWISE) ARISING UNDER OR RELATING TO THIS AGREEMENT, THE OTHER LOAN PAPERS, OR ANY RELATED MATTERS, AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

     SECTION 10.14. JOINT AND SEVERAL OBLIGATIONS. Subject to Section 10.17 hereof, the obligations and duties of the Companies hereunder and under the other Loan Papers shall be joint and several in all instances.

     SECTION 10.15. DISSEMINATION OF INFORMATION. Each Company hereby authorizes each Lender to disclose to any participant or assignee (or prospective participant or assignee) in accordance with the terms of Section
10.04 hereof, or any other Person acquiring an interest in the Loan Papers by operation of law or otherwise (each a "Transferee"), and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of any Company and/or any Subsidiary; provided, however, that prior to any such disclosure, the Transferee or prospective Transferee shall agree to preserve the confidentiality of any confidential information relating to any Company received by it from such Lender.

     SECTION 10.16. TAXES. (a) Each Lender that is not incorporated under the laws of the United States of America or a state thereof agrees that it will deliver to the Notification Agent and the Administrative Lender, on or prior to the Effective Date or the date such financial institution becomes a Lender, (i) two valid, duly completed copies of United States Internal Revenue Service Form 1001 or 4224 or successor applicable form, as the case may be, and (ii) a valid, duly completed Internal Revenue Service Form W-8 or W-9 or successor applicable form. Each such Lender also agrees to deliver to the Notification Agent and the Administrative Lender two further copies of the said Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Notification Agent, and such extensions or renewals thereof as may reasonably be requested by the Notification Agent or the Administrative Lender, unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Notification Agent and the Administrative Lender. Such Lender shall certify (i) in the case of a Form 1001 or 4224, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and (ii) in the case of a Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax.

     (b) If any Taxes for which any Company would be required to make payment under Section 2.09(b)(i) or Section 10.06(b) hereof are imposed, any such Lender shall use its reasonable efforts to avoid or reduce such Taxes by taking any appropriate action (including, without limitation, assigning its rights hereunder to a related entity or a different office) which would not, in the sole opinion of such Lender, be otherwise disadvantageous to such Lender.

     (c) If any interest in any Loan Paper is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, (i) to represent to the transferor Lender (for the benefit of the transferor Lender, the Administrative Lender and the Companies) that under Applicable Law and treaties no Taxes will be required to be withheld by the Administrative Lender, any Company or the transferor Lender with respect to any payments to be made to such Transferee in respect of the Advances or any other Obligation, (ii) to furnish to the transferor Lender, the Administrative Lender and the Companies either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein such Transferee claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder), and (iii) to agree (for the benefit of the transferor Lender, the Administrative Lender and the Companies) to deliver to the transferor Lender, the Administrative Lender and the Companies a new Form 4224 or Form 1001 upon the obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such Transferee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

     SECTION 10.17. RELEASE OF CMFRI. The parties hereto agree on behalf of themselves and their successors, assigns and participants, that upon the satisfaction of the following conditions:

       (a) the consummation of both of the Acquisitions in accordance with the Acquisition Agreements,

       (b)  the making of the Initial Advance hereunder,

       (c) the proper execution and delivery by CMI and CRI of this Agreement, the Notes and all other Loan Papers required to be executed by them prior to the Closing Date and prior to the Effective Date pursuant to this Agreement,

       (d) the Systems and all assets and Properties acquired by CMFRI pursuant to or in connection with the Acquisition shall have been fully and irrevocably assigned and sold to CMI and/or CRI, and CMFRI has not merged or consolidated with any other Company,

       (e) the receipt by the Administrative Lender of the legal opinions referred to in Section 4.02(g), (h) and (i) hereof, and

       (f) the delivery to the Administrative Lender of 100% of the Capital Stock of CMFRI, CMI and CRI,

CMFRI shall be released from its obligations under this Agreement, the Notes and the other Loan Papers (except for the pledge by CMFRI of CMI and CRI's Capital Stock to secure the Obligation which the parties hereto expressly agree shall remain in full force and effect until the Obligation has been paid in full and the Commitment and the Letter of Credit Commitment hereunder have been terminated) pursuant to the release attached hereto as EXHIBIT G (the "Release"). In accordance with the terms of the Release, CMFRI shall, after the execution and delivery of the Release, not be defined as a "Company" or included in the definition of "Companies" hereunder, provided, however, that terms referring to "CMFRI" shall not be affected by the Release.

     SECTION 10.18. TERMINATION. The Commitment will be reduced to zero automatically, and this Agreement shall terminate, on September 30, 1994 if the Initial Advance has not been made by such date, provided that, even if the Initial Advance is never made and the Agreement terminates, the Companies shall, jointly and severally, pay all fees (including the commitment fee) and costs and expenses of Lenders as set forth in the Fee Letters, Sections 2.03(a) (until the date this Agreement is terminated pursuant to this Section 10.18), 2.09, 6.09 and 10.06 hereof, provided that, in the event that this Agreement is terminated prior to the Initial Advance in accordance with the terms of this Section 10.18, the Company shall not be obligated to pay the Administrative Lender or any Lender the facility fees set forth in the Fee Letters that were due and payable prior to the Initial Advance but after the Closing Date. Companies and Lenders agree that this provision shall survive the termination of this Agreement.

IN WITNESS WHEREOF, this Credit Agreement is executed as of the date first set forth above.

THE COMPANIES:                          CABLEVISION MFR, INC.

                                        By: /s/ Barry J. O'Leary
                                           -------------------------------------
                                        Its: Senior Vice President,
                                             Finance and Treasurer
                                            ------------------------------------


                                        CABLEVISION OF RIVERVIEW, INC.


                                        By:
                                           -------------------------------------
                                        Its:
                                            ------------------------------------


                                        CABLEVISION OF MONMOUTH, INC.


                                        By:
                                           -------------------------------------
                                        Its:
                                            ------------------------------------

LENDERS:

Specified Percentage: 17.543860%        NATIONSBANK OF TEXAS, N.A., as the
                                        Administrative Lender and Individually
                                        as a Lender

Address:                                 /s/ W. Hutchinson McClendon, IV
901 Main Street, 67th Floor             --------------------------------------
Dallas, Texas  75202                    By:  W. Hutchinson McClendon, IV
Attn:  W. Hutchinson McClendon, IV      Its: Vice President
     Vice President

Specified Percentage: 14.035088%        CORESTATES BANK, N.A., as a Lender


Address:                           /s/ Edward L. Kittrell
FC-1-3-18-8                        --------------------------------------------
Centre Square Bldg.                By:  Edward L. Kittrell
1500 Market Street - West Tower         Its: Senior Vice President
Philadelphia, PA  19101-7618
Attn:  Mr. Ed Kittrell


Specified Percentage: 14.035088%        NATIONAL WESTMINSTER BANK USA, as a
                                        Lender


Address:                            /s/ Edward S. Meyer
175 Water Street                   ---------------------------------------------
27th Floor                         By:   Edward S. Meyer
Attn:  Mr. Eric Meyer                  -----------------------------------------
                                             Its:  Vice President
                                                  ------------------------------
New York, New York  10038


Specified Percentage: 14.035088%        THE TORONTO-DOMINION BANK, as a Lender


Address:                            /s/ David G. Parker
Attn:  Mr. David G. Parker         --------------------------------------------
909 Fannin, Suite 1700             By:  David G. Parker
Houston, TX  77010                      Its: Manager of Credit Administration


With a copy to:

31 West 52nd Street
New York, New York  10019-6101
Attn:  Mr. Michael Bloom

Specified Percentage: 12.280702%        PNC BANK, NATIONAL ASSOCIATION, as a
Lender


Address:                            /s/ Scott C. Meres
Land Title Bldg. - 9th Floor       ---------------------------------------------
Broad and Chestnut Streets         By:  Scott C. Meres
Philadelphia, PA  19101                -----------------------------------------
Attn:  Mr. Scott Meves                       Its:  Vice President
                                                  ------------------------------

Specified Percentage: 10.526316%        THE BANK OF NOVA SCOTIA, as a Lender


Address:                            /s/ Mark Vigil
One Liberty Plaza, 26th Floor      ---------------------------------------------
New York, New York  10006          By:  Mark Vigil
Attn:  Mr. Mark Vigil              Its: Relationship Manager



Specified Percentage: 10.526316%   CREDIT LYONNAIS CAYMAN ISLAND BRANCH, as
                                   a Lender


Address:                           /s/ Bernadette Collins
1301 Avenue of the Americas        _____________________________________________
New York, New York  10019          By:  Bernadette Collins
Attn:   Ms. Bernadette Collins     Its:     Vice President


Specified Percentage:  7.017544%        THE BANK OF NEW YORK, as a Lender


Address:                            /s/ Bart J. Partington
One Wall Street, 16th Floor        _____________________________________________
New York, New York  10005          By:  Bart J. Partington
Attn:  Mr. Bart J. Partington      Its: Vice President

With a copy to:
One Wall Street, 16th Floor
New York, New York  10005
Attn:  Ms. Zoraida Dougherty